REVOLVING CREDIT AGREEMENT


                                TABLE OF CONTENTS


ARTICLE I.    DEFINITIONS, ACCOUNTING TERMS, COMPUTATION OF TIME PERIODS,
              AND RULES OF CONSTRUCTION.......................................1
   Section 1.01. Definitions..................................................1
   Section 1.02. Accounting Terms............................................13
   Section 1.03. Computation of Time Periods.................................14
   Section 1.04. Rules of Construction.......................................14


ARTICLE II.   LOANS..........................................................14
   Section 2.01. 364 Day Facility............................................14
   Section 2.02. Bid Rate....................................................15
   Section 2.03. All Loans...................................................16
   Section 2.04. Notice and Manner of Borrowing for 364 Day Facility Loans...16
   Section 2.05. Notice and Manner of Requesting Bid Loans...................16
   Section 2.06. Interest Periods............................................17
   Section 2.07. Interest....................................................18
   Section 2.08. Fees........................................................19
   Section 2.09. Notes.......................................................20
   Section 2.10. Optional Prepayments........................................20
   Section 2.11. Method of Payment...........................................21
   Section 2.12. Use of Proceeds.............................................21
   Section 2.13. Conversions or Continuations................................21


ARTICLE III.  LETTERS OF CREDIT..............................................22
   Section 3.01. Letters of Credit...........................................22
   Section 3.02. Relationship Between This Agreement and Each Letter of
                 Credit Agreement............................................23
   Section 3.03. Outstanding Letters of Credit...............................23
   Section 3.04. Reimbursement Obligations on Letters of Credit..............23


ARTICLE IV.   CONDITIONS PRECEDENT...........................................23
   Section 4.01. Conditions Precedent to Initial Use of a Credit Facility
                 on and After the Closing Date...............................23
   Section 4.02. Conditions Precedent to Each Credit Facility................25
   Section 4.03. Deemed Representation.......................................25


ARTICLE V.    REPRESENTATIONS AND WARRANTIES.................................25
   Section 5.01. Incorporation, Good Standing and Due Qualification..........25
   Section 5.02. Corporate Power and Authority; No Conflicts.................26
   Section 5.03. Legally Enforceable Agreements..............................26
   Section 5.04. Litigation..................................................26
   Section 5.05. Financial Statements........................................26
   Section 5.06. Ownership and Liens.........................................27
   Section 5.07. Taxes.......................................................27
   Section 5.08. ERISA.......................................................27
   Section 5.09. Operation of Business.......................................27
   Section 5.10. No Default on Outstanding Judgments or Orders...............27
   Section 5.11. No Defaults on Other Agreements.............................28
   Section 5.12. Labor Disputes and Acts of God..............................28
   Section 5.13. Governmental Regulation.....................................28
   Section 5.14. Environmental Protection....................................28
   Section 5.15. Margin Securities...........................................28


ARTICLE VI.   AFFIRMATIVE COVENANTS..........................................29
   Section 6.01. Maintenance of Eligibility and Capitalization...............29
   Section 6.02. Maintenance of Existence....................................29
   Section 6.03. Maintenance of Properties...................................29
   Section 6.04. Maintenance of Records......................................29
   Section 6.05. Maintenance of Insurance....................................29
   Section 6.06. Compliance with Laws........................................30
   Section 6.07. Right of Inspection.........................................30
   Section 6.08. Employee Benefit Plans......................................30
   Section 6.09. Reporting Requirements......................................30
   Section 6.10. Compliance With Environmental Laws..........................32
   Section 6.11. Maintenance of Commodity Position...........................32


ARTICLE VII.  NEGATIVE COVENANTS.............................................33
   Section 7.01. Debt........................................................33
   Section 7.02. Liens.......................................................33
   Section 7.03. Fiscal Year.................................................35
   Section 7.04. Sale of Assets..............................................35
   Section 7.05. Mergers, Etc................................................36
   Section 7.06. Change in Business..........................................36
   Section 7.07. Investments.................................................36
   Section 7.08. Contingent Liabilities......................................36
   Section 7.09. Loans.......................................................36
   Section 7.10. Transaction with Affiliates.................................37
   Section 7.11. Patronage Refunds, Etc......................................37


ARTICLE VIII. FINANCIAL COVENANTS............................................37
   Section 8.01. Consolidated Working Capital................................37
   Section 8.02. Consolidated Members' and Patrons' Equity...................37
   Section 8.03. Consolidated Funded Debt to Consolidated Members' and
                 Patrons' Equity.............................................37


ARTICLE IX.   EVENTS OF DEFAULT..............................................38
   Section 9.01. Events of Default...........................................38
   Section 9.02. Remedies....................................................40


ARTICLE X.    CHANGE IN CIRCUMSTANCES........................................41
   Section 10.01. Additional Costs...........................................41
   Section 10.02. Limitation on Types of Advances............................42
   Section 10.03. Illegality.................................................43
   Section 10.04. Treatment of Affected Loans................................43
   Section 10.05. Certain Compensation.......................................43
   Section 10.06. Capital Adequacy...........................................44
   Section 10.07. Right of Substitution......................................44


ARTICLE XI.   FACILITY AND SYNDICATION AGENTS................................45
   Section 11.01. Appointment, Powers and Immunities of Facility Agents......45
   Section 11.02. Reliance by Facility Agents................................45
   Section 11.03. Defaults...................................................46
   Section 11.04. Rights of Facility Agents as Banks.........................46
   Section 11.05. Indemnification of Facility Agents.........................46
   Section 11.06. Non-Reliance on Facility Agents and Syndication Agents
                  and Other Bank Parties.....................................47
   Section 11.07. Failure of Facility Agents to Act..........................47
   Section 11.08. Resignation or Removal of Facility Agents..................47
   Section 11.09. Amendments Concerning Agency Function......................48
   Section 11.10. Liability of Facility Agents...............................48
   Section 11.11. Transfer of Agency Function................................48
   Section 11.12. Notices to Administrative Agent............................48
   Section 11.13. Reports....................................................49
   Section 11.14. Withholding Taxes..........................................49
   Section 11.15. Non-Receipt of Funds by Administrative Agent...............49


ARTICLE XII.  MISCELLANEOUS..................................................50
   Section 12.01. Amendments and Waivers.....................................50
   Section 12.02. Usury......................................................50
   Section 12.03. Expenses; Indemnification..................................51
   Section 12.04. Assignment; Participation..................................51
   Section 12.05. Notices....................................................53
   Section 12.06. Setoff.....................................................53
   Section 12.07. Jurisdiction; Immunities...................................54
   Section 12.07. Jurisdiction; Immunities...................................54
   Section 12.09. Counterparts...............................................54
   Section 12.10. Exhibits and Schedules.....................................54
   Section 12.11. Table of Contents; Headings................................55
   Section 12.12. Severability...............................................55
   Section 12.13. Integration................................................55
   Section 12.14. Renewal of 364 Day Facilities..............................55
   Section 12.15. Consents and Terminations..................................56
   Section 12.16. Confidentiality............................................56
   Section 12.17. Agreement in Writing.......................................56
   Section 12.18. Jury Trial Waiver..........................................57


                           REVOLVING CREDIT AGREEMENT

                          dated as of November 1, 1996

                                      among

                          HARVEST STATES COOPERATIVES,
                                   as Borrower

                            BANQUE NATIONALE DE PARIS
                             BOATMEN'S NATIONAL BANK
                       CAISSE NATIONALE DE CREDIT AGRICOLE
         COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. "RABOBANK
                          NEDERLAND", NEW YORK BRANCH
                      DG BANK DEUTSCHE GENOSSENSCHAFTSBANK
                         FIRST BANK NATIONAL ASSOCIATION
                          HARRIS TRUST AND SAVINGS BANK
                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                                    as Banks

                                       and

                         ST. PAUL BANK FOR COOPERATIVES,
                          as Syndication Agent and Bank

                                       and

                                  CoBANK, ACB,
         as Syndication Agent, Administrative Agent, Bid Agent and Bank


         REVOLVING CREDIT AGREEMENT dated as of November 1, 1996 among HARVEST STATES COOPERATIVES a Minnesota cooperative corporation ("Borrower"), CoBANK, ACB ("CoBank"), ST. PAUL BANK FOR COOPERATIVES ("St. Paul Bank"), BANQUE NATIONALE DE PARIS, BOATMEN'S NATIONAL BANK, CAISSE NATIONALE DE CREDIT AGRICOLE, COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. "RABOBANK NEDERLAND", NEW YORK BRANCH, DG BANK DEUTSCHE GENOSSENSCHAFTSBANK, FIRST BANK NATIONAL ASSOCIATION, HARRIS TRUST AND SAVINGS BANK, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, and each other lender which may hereafter execute and deliver an Assignment and Assumption Agreement pursuant to Section 12.04 of this Agreement (each a "Bank" and collectively, the "Banks"), CoBank, as administrative agent for the Banks (in such capacity, together with its successors in such capacity, "Administrative Agent"), CoBank, as syndication agent for the Banks (in such capacity, together with its successors in such capacity, "Syndication Agent"), St. Paul Bank, as syndication agent for the Banks (in such capacity, together with its successors in such capacity, "Syndication Agent"), and CoBank, as bid agent for the Banks (in such capacity, together with its successors in such capacity, "Bid Agent").

         The parties to this Agreement hereby agree as follows:


                    ARTICLE I. DEFINITIONS, ACCOUNTING TERMS,
             COMPUTATION OF TIME PERIODS, AND RULES OF CONSTRUCTION

         SECTION 1.01. DEFINITIONS. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

         "364 Day Borrowing Notice" has the meaning specified in Section 2.04.

         "364 Day Facility" means the 364 Day Facility Loans, the Bid Loans, and Letters of Credit.

         "364 Day Facility Advance" has the meaning specified in Section 2.01.

         "364 Day Facility Commitment" means with respect to the Banks the aggregate amount of the Individual 364 Day Facility Commitments of the Banks.

         "364 Day Facility Loan" has the meaning specified in Section 2.01.

         "364 Day Facility Maturity Date" means October 31, 1997 or such later date as extended in accordance with the provisions of Section 12.14.

         "364 Day Facility Note" has the meaning specified in Section 2.09.

         "Additional Cost" has the meaning specified in Section 10.01.

         "Administrative Agent" has the meaning specified in the preamble.

         "Administrative Agent's Office" means Administrative Agent's address as set forth on the signature page of this Agreement, or such other address as Administrative Agent may designate from time to time by written notice to Borrower, each Bank and Bid Agent.

         "Advance" means a 364 Day Facility Advance or Bid Advance, or any or all of the foregoing, as the context may require.

         "Affected Loan" has the meaning specified in Section 10.04.

         "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is controlled by, or is under common control with such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         "Agreement" means this Revolving Credit Agreement, as may be amended from time to time.

         "Annual Operating Budget" means the annual operating budget for Borrower and its Subsidiaries in substantially the form of, and containing substantially the same or similar information as set forth in, the Annual Operating Budget (Business Plan) for Borrower and its Subsidiaries included in the Confidential Information Memorandum dated September 6, 1996 delivered to the Banks prior to the Closing Date.

         "Applicable Lending Office" means, for each Bank and for each type of Advance, the lending office of such Bank designated as such for such type of Advance on its signature page hereof or in the applicable Assignment and Assumption Agreement or such other office of such Bank as such Bank may from time to time specify to Administrative Agent and Borrower as the office by which its Advances of such type are to be made and maintained.

         "Applicable Margin" means the margin specified as follows: (i) for the First Availability Period, forty-five basis points (.45%); (ii) for the Second Availability Period, a margin mutually acceptable to Borrower and the Syndication Agents on or before July 31, 1997 if such day is a Banking Day, or if such date is not a Banking Day, then the next preceding day that is a Banking Day, (iii) for the Third Availability Period, a margin mutually acceptable to Borrower and the Syndication Agents on or before July 31, 1998 if such day is a Banking Day, or if such date is not a Banking Day, then the next preceding day that is a Banking Day.

         "Assignee" has the meaning specified in Section 12.04.

         "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement, substantially in the form of Exhibit G, pursuant to which a Bank assigns and an Assignee assumes rights and obligations in accordance with
Section 12.04.

         "Bank" or "Banks" has the meaning specified in the preamble to this Agreement.

         "Bank Parties" means the Banks.

         "Bank Party" means a Bank.

         "Bank's Office" means in the case of each Bank the office of such Bank designated on the signature page hereof, or as designated in the applicable Assignment and Assumption Agreement or such other office as such Bank may from time to time specify by notice to Borrower and each of the Facility Agents.

         "Banking Day" means (1) any day on which commercial banks are not authorized or required by law to close in Denver, Colorado, Kansas City, Missouri, Minneapolis, Minnesota or New York, New York, and (2) whenever such day relates to a LIBOR Advance, an Interest Period with respect to a LIBOR Advance, or notice with respect to any LIBOR Advance, a day on which dealings in Dollar deposits are also carried on in the London interbank market.

         "Base Advance" means any Advance when and to the extent the interest rate for such Advance is determined in relation to the Base Rate.

         "Base Loan" means any Loan when and to the extent the interest rate for the Advances made as part of such Loan are determined in relation to the Base Rate.

         "Base Rate" means, for any day, that rate defined as the "prime rate" as published from time to time in the Eastern Edition of THE WALL STREET JOURNAL as the average base rate for corporate loans posted by at least seventy-five percent (75%) of the United States thirty (30) largest commercial banks, or if THE WALL STREET JOURNAL shall cease publication or cease publishing the "prime rate" on a regular basis, such other regularly published average prime rate applicable to such commercial banks as is acceptable to Administrative Agent in its reasonable discretion with the consent of Borrower which will not be unreasonably withheld.

         "Bid Advance" has the meaning specified in Section 2.02.

         "Bid Agent" has the meaning specified in the preamble.

         "Bid Loan" has the meaning specified in Section 2.02.

         "Bid Maturity Date" has the meaning specified in Section 2.05.

         "Bid Note" has the meaning specified in Section 2.09.

         "Bid Notice of Borrowing" has the meaning specified in Section 2.05.

         "Bid Quote" has the meaning specified in Section 2.05.

         "Bid Quote Request" has the meaning specified in Section 2.05.

         "Bid Rate" means the annual rate of interest offered by a Bank in response to a Bid Quote Request that is accepted by Borrower in accordance with
Section 2.05.

         "Board of Governors" means the Board of Governors of the Federal Reserve System.

         "Borrower" has the meaning specified in the preamble.

         "Borrower's Funding Account" means the following account: Norwest Bank Minnesota, National Association ABA Number 091000019, Beneficiary Account Number 44070, or such other account as may be designated by Borrower in a written notice to each Facility Agent.

         "Capital Lease" means any lease of property (whether real, personal or mixed) by a Person which has been or should be , in accordance with GAAP, reflected on the balance sheet of such Person as a capital lease.

         "Cash Collateral" means a deposit by Borrower, made in immediately available funds, to the cash investment service at Administrative Agent and the execution of all documents and the taking of all steps required to give such Administrative Agent, for the benefit of each of the Banks issuing a Letter of Credit, a perfected first security interest in such investment.

         "Closing Date" means November 1, 1996.

         "CoBank" has the meaning specified in the preamble.

         "Code" means the Internal Revenue Code of 1986.

         "Commitment" means the 364 Day Facility Commitment.

         "Commitment Fee" has the meaning specified in Section 2.08.

         "Consolidated Funded Debt" means at all times the Funded Debt of Borrower and its Subsidiaries on a consolidated basis.

         "Consolidated Members' and Patrons' Equity" means at any time the amount of capital stock accounts plus (or minus in the case of a deficit) the amount of surplus and retained earnings accounts of Borrower and its Subsidiaries, on a consolidated basis determined at such time, provided that the total amount of intangible assets of Borrower and its Subsidiaries (including, without limitation, unamortized debt discount and expense, deferred charges and good will) included therein shall not exceed $30,000,000; all as determined in accordance with GAAP, but excluding therefrom any minority interests in any Subsidiaries without duplication of deduction if already deducted in determining retained earnings and surplus.

         "Credit Facility" means any or all of the Loans and Letters of Credit.

         "Current Assets" of any Person means at any time the aggregate amount of assets of such Person which, in accordance with GAAP, may be properly classified as current assets after deducting adequate reserves where proper all determined at such time.

         "Current Liabilities" of any Person means at any time (i) all Debt of such Person due on demand or within one year from the date of determination thereof; and (ii) all other items (including taxes accrued as estimated) which, in accordance with GAAP, may be properly classified as current liabilities all determined at such time.

         "Debt" of any Person shall mean as of any time the same is to be determined, the aggregate of (i) all liabilities, reserves and any other items which would be classified as a liability on a balance sheet of such Person in accordance with GAAP, (ii) all obligations of such Persons under Capital Leases,
(iii) all indebtedness and liabilities secured by any lien or any security interest on any property or assets of such Person, whether or not the same would be classified as a liability on a balance sheet of such Person but excluding all general contingency reserves and reserves for deferred income taxes and investment credit.

         "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

         "Default Rate" means, with respect to an amount of any Advance not paid when due at maturity or earlier by reason of acceleration or otherwise, a rate per annum equal to: (1) if such Advance is a Base Advance, a variable rate two percent (2%) above the rate of interest then in effect thereon; (2) if such Advance is a LIBOR Advance, a fixed rate two percent (2%) above the rate of interest in effect thereon (including the Applicable Margin) at the time of default until the end of the then current Interest Period therefor and, thereafter, a variable rate two percent (2%) above the rate of interest for a Base Advance; and (3) if such Advance is a Bid Advance, a fixed rate two percent (2%) above the rate of interest in effect thereon at the time of default until the applicable Bid Maturity Date and, thereafter, a variable rate two percent (2%) above the rate of interest for a Base Advance.

         "Dollars" and the sign "$" mean lawful money of the United States of America.

         "Environmental Discharge" means any discharge or release of any Hazardous Materials in violation of any applicable Environmental Law.

         "Environmental Law" means any Law relating to pollution of the environment, including Laws relating to noise or to emissions, discharges, releases or threatened releases of Hazardous Materials into the workplace, the community or the environment, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

         "Environmental Notice" means any written complaint, order, citation, letter, inquiry, notice or other written communication from any Person (1) affecting or relating to Borrower's or any of its Subsidiaries' compliance with any Environmental Law in connection with any activity or operations at any time conducted by Borrower or such Subsidiary, (2) relating to the occurrence or presence of or exposure to or possible or threatened or alleged occurrence or presence of or exposure to Environmental Discharges or Hazardous Materials at any of Borrower's or such Subsidiary's locations or facilities, including, without limitation: (a) the existence of any contamination or possible or threatened contamination at any such location or facility; and (b) remediation of any Environmental Discharge or Hazardous Materials at any such location or facility or any part thereof; and (3) any violation or alleged violation of any applicable Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, including any rules and regulations promulgated thereunder.

         "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Borrower or is under common control (within the meaning of Section 414(c) of the Code) with Borrower, provided, however, that for purposes of provisions herein concerning minimum funding obligations (imposed under Section 412 of the Code or Section 302 of ERISA), the term "ERISA Affiliate" shall also include any entity required to be aggregated with Borrower under Section 414(m) or 414(o) of the Code.

         "Event of Default" has the meaning specified in Section 9.01.

         "Existing Credit Agreements" means (i) the Credit Agreement dated as of October 29, 1993 among Borrower, Harris Trust and Savings Bank as Agent and the banks signatory to such Agreement, as amended and (ii) the Supplement to Master Syndicated Loan Agreement dated as of January 3, 1995 and numbered ML015452(B) among Borrower, CoBank and St. Paul Bank, as amended.

         "Facility Agents" means, collectively, Administrative Agent and Bid Agent.

         "Facility Fee" has the meaning specified in Section 2.08.

         "Fees" means the Commitment Fee or the Facility Fee, or both, all as the context may require.

         "Fee Letter" means the fee letter dated August 20, 1996 from the Syndication Agents, Administrative Agent and Bid Agent to Borrower.

         "First Availability Period" means the period from the Closing Date through October 30, 1997.

         "Fiscal Year" means each period from June 1 to May 31.

         "Funded Debt" means, with respect to any Person, at any time, all Debt of such Person in each case maturing by its terms more than one year after the date of creation thereof, or which is renewable or extendable at the option of such Person for a period ending more than one year after the date of creation thereof, and shall include Debt of such maturity created or assumed by such Person either directly or indirectly, including obligations of such maturity secured by liens upon property of such Person and upon which such Person customarily pays the interest, and all obligations of such Person under Capital Leases of such maturity, and the net present value of obligations under Operating Leases as discounted by a rate which is 1.5% less than the Base Rate, and all obligations to reimburse any Bank with respect to all Letters of Credit which do not support long-term debt, with expiration dates in excess of one year from the date of issuance thereof.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

         "Good Faith Contest" means the contest of an item if (1) the item is diligently contested in good faith by appropriate proceedings timely instituted,
(2) either the item is (a) bonded or (b) adequate reserves are established with respect to the contested item if and to the extent required in accordance with GAAP, (3) during the period of such contest, the enforcement of any contested item is effectively stayed, and (4) the failure to pay or comply with the contested item could not reasonably be expected to result in a Material Adverse Change.

         "Governmental Approvals" means any authorization, consent, approval, license, permit, certification, or exemption of, registration or filing with or report or notice to, any Governmental Authority.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Hazardous Materials" means any pollutant, effluents, emissions, contaminants, toxic or hazardous wastes or substances, as any of those terms are defined from time to time in or for the purposes of any applicable Environmental Law, including asbestos fibers and friable asbestos, polychlorinated biphenyls, and any petroleum or hydrocarbon-based products or derivatives.

         "Individual 364 Day Facility Commitment" means, with respect to each Bank, the commitment of such Bank to make 364 Day Facility Advances hereunder in an amount set forth opposite such Bank's name on the signature page hereto, or as designated in the applicable Assignment and Assumption Agreement, provided, however, that the aggregate of all the Individual 364 Day Facility Commitments shall at no time exceed the Total 364 Day Facility Commitment.

         "Individual Letter of Credit Obligations" means, with respect to each Bank, the total, without duplication, of (1) the aggregate undrawn face amount of all outstanding Letters of Credit issued by such Bank, (2) the aggregate amount of all unreimbursed obligations with respect to amounts paid under such Letters of Credit and (3) the aggregate amount of all outstanding overdrafts created to satisfy any of the foregoing obligations under (1) or (2) above.

         "Individual Unused 364 Day Facility Commitment" means at any time for a Bank, the amount (which in no event shall be less than zero) that is equal to
(1) the Individual 364 Day Facility Commitment minus (2) the total, without duplication, of (a) the aggregate outstanding principal amount of 364 Day Facility Advances made by such Bank, (b) the aggregate outstanding principal amount of Bid Advances made by such Bank, (c) the aggregate Individual Letter of Credit Obligations owed to such Bank, and (d) the principal amount of all 364 Day Facility Advances which such Bank is obligated to make as a result of Borrower having furnished notice to the Bank pursuant to Section 2.04 hereof all determined at such time.

         "Interest Period" means with respect to any LIBOR Advance, the period commencing on the date such Advance is made, converted from a Base Advance, or continued, as the case may be, and ending, as Borrower may select pursuant to
Section 2.10 on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, provided that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month.

         "Investment" means, with respect to any Person, (1) any loan or advance by such Person to any other Person, (2) the purchase or other acquisition by such Person of any capital stock, obligations or securities of, or any capital contribution to, or investment in, or the acquisition by such Person of all or substantially all of the assets of, or any interest in, any other Person, (3) the providing by such Person being the account party with respect to any performance or standby letter of credit where the proceeds of such letter of credit are to be used for the benefit of any other Person, (4) the agreement by such Person to make funds available for the benefit of another Person to either cover cost overruns incurred in connection with the construction of a project or facility, or to fund a debt service reserve account, (5) the agreement by such Person to assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable for the obligations or Debts of any other Person (other than by endorsement for collection in the ordinary course of business), (6) an agreement to purchase any obligations, stocks, assets, goods or services but excluding an agreement to purchase any assets, goods or services entered into in the ordinary course of business, (7) an agreement to supply or advance any funds, assets, goods or services, or (8) an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss.

         "Law" means any federal, state or local statute, law, rule, regulation, ordinance, order, code, or policy, now or hereafter in effect, and any judicial or administrative interpretation thereof by a Governmental Authority, including any judicial or administrative order, consent decree or judgment.

         "Letter of Credit" has the meaning specified in Section 3.01.

         "Letter of Credit Agreement" means the application for a letter of credit and/or reimbursement agreement entered into between Borrower and the applicable Bank with regard to a Letter of Credit.

         "LIBOR Advance" means any Advance when and to the extent the interest rate therefor is determined by reference to the LIBOR Rate.

         "LIBOR Base Rate" means a rate for deposits in Dollars, with a maturity comparable to the selected LIBOR Interest Period, that appears on the display designated as page "3750" of the Telerate Service (or such other page as may replace the 3750 page of that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for Dollar deposits), determined as of 11:00 a.m. (London time), two (2) Banking Days prior to the commencement of such Interest Period.

         "LIBOR Loan" means a Loan when and to the extent the interest rate for the Advances made as part of such Loan are determined in relation to the LIBOR Rate.

         "LIBOR Rate" means, for each LIBOR Advance, the rate per annum (rounded upwards, if necessary, to the nearest 1/10,000 of 1%) determined by Administrative Agent to be equal to the quotient of (1) the LIBOR Base Rate for such LIBOR Advance for such Interest Period divided by (2) one minus the LIBOR Reserve Requirement for such Interest Period.

         "LIBOR Reserve Requirement" means, for any LIBOR Advance, the average actual rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during the Interest Period for such LIBOR Advance under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding One Billion Dollars ($1,000,000,000) against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, but without duplication, the LIBOR Reserve Requirement shall also reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (1) any category of liabilities which includes deposits by reference to which the LIBOR Base Rate is to be determined as provided in the definition of LIBOR Base Rate in Section 1.01 or (2) any category of extensions of credit or other assets which include LIBOR Advances.

         "Lien" means with respect to any asset any mortgage, deed of trust, pledge, security interest, hypothecation, assignment for security purposes, encumbrance, lien (statutory or other), or other security agreement or charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale, Capital Lease or other title retention agreement related to such asset).

         "Loan Documents" means each and every one of this Agreement, the Notes, and the Letter of Credit Agreements.

         "Loans" means the 364 Day Facility Loans, the Bid Loans or any or all of the foregoing, all as the context may require.

         "Material Adverse Change" means either (1) a material adverse change in the status of the business, assets, liabilities, results of operations, condition (financial or otherwise), property or prospects of the Borrower and its Subsidiaries taken together, or (2) any event or occurrence of whatever nature which could reasonably be expected to have a material adverse effect on Borrower's ability to perform its obligations under the Loan Documents.

         "Minimum Assignment" means, with respect to each Bank that is making an assignment in accordance with the terms of Section 12.04, an assignment of Commitments and Credit Facility with an aggregate principal or face amount of at least Fifteen Million Dollars ($15,000,000) where such amount is determined by aggregating each of the following assigned by such Bank: (1) Unused 364 Day Facility Commitment, (2) the aggregate principal amount of the outstanding 364 Day Facility Advances, (3) the aggregate principal amount of Bid Advances, and
(4) Individual Letter of Credit Obligations.

         "Minimum Hold" means, with respect to each Bank, Fifteen Million Dollars ($15,000,000) of its Individual 364 Day Facility Commitment.

         "Monthly Date" means the fifth Banking Day of each month occurring on or after the Closing Date.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a Plan defined as such in Section 3(37) of ERISA.

         "Notes" means the 364 Day Facility Notes, or the Bid Notes, or any or all of the foregoing, all as the context may require.

         "Operating Lease" means any lease of property (whether real, personal or mixed) by a Person under which such Person is lessee, other than a Capital Lease.

         "Parent" means, with respect to any Bank, any Person controlling such Bank.

         "Participant" has the meaning specified in Section 12.04.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Permitted Investments" means (1) marketable obligations issued or unconditionally guaranteed by the United States of America, or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof, (2) certificates of deposit maturing within one year from the date of acquisition thereof issued by (i) any Bank or (ii) any commercial bank with a short term credit rating of either of the two highest short term credit ratings provided by either S&P or Moody's, (3) commercial paper payable in the United States of America in Dollars and rated as at any date of determination A-1 or better (or comparably if the rating system is changed) by S&P or P-1 or better (or comparably if the rating system is changed) by Moody's, (4) payments of amounts required to satisfy patronage refunds or equity redemptions of Borrower as determined by the Board of Directors of Borrower, (5) Investments in CoBank and St. Paul Bank, (6) Investments in cooperatives in which Borrower is a member made in the ordinary course of Borrower's business, (7) marketable general obligations of a state, a territory or a possession of the United States or any political subdivision of any of the foregoing, or the District of Columbia, unconditionally secured by the full faith and credit of such state, territory, possession, political subdivision or district provided that such state, territory, possession, political subdivision or district has general taxing authority and the power to levy such taxes as may be required for the payment of principal and interest thereof; provided that such obligations are rated in either of the two top rating categories established by the national rating agencies for such obligations, and (8) repurchase, reverse repurchase agreements and security lending agreements collateralized by securities of the type described in subsection (1) above, provided that Borrower or Subsidiary, as the case may be, which is a party to such arrangement shall hold (individually or through an agent) all securities relating thereto during the entire term of each such arrangement.

         "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority, limited liability company or other entity of whatever nature.

         "Plan" means any plan, agreement, arrangement or commitment which is an employee benefit plan, as defined in Section 3(3) of ERISA, maintained by Borrower or any Subsidiary or any ERISA Affiliate or with respect to which Borrower or any Subsidiary or any ERISA Affiliate at any relevant time has any liability or obligation to contribute.

         "presence", when used in connection with any Environmental Discharge or Hazardous Materials, means and includes presence, generation, manufacture, installation, treatment, use, storage, handling, encapsulation, disposal, transportation, spill, discharge and release.

         "Prohibited Transaction" means any transaction prohibited under Section 406 of ERISA or Section 4975 of the Code.

         "Quarterly Date" means each May 31, August 30, November 30 and February 28.

         "Regulation D" means Regulation D of the Board of Governors.

         "Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in United States federal, state, or municipal Laws or foreign Laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States federal, state, or municipal Law or foreign Laws or regulations (whether or not having the force of Law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or in the regulations thereunder.

         "Requisite Banks" means at any time a minimum of four (4) Banks that are providing at least eighty percent (80%) of the Total 364 Day Facility Commitment.

         "S&P" means Standard & Poor's Rating Group, a division of the McGraw-Hill Companies.

         "Second Availability Period" means October 31, 1997 through October 29, 1998, provided this Agreement has been extended pursuant to the provisions of
Section 12.14.

         "Subsidiary" means, as to any Person, any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than fifty percent (50%) of the ordinary voting power, or more than fifty percent (50%) of general partnership interest at the time is owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

         "Supermajority Banks" means at any time the Banks that are providing one hundred percent (100%) of all Total 364 Day Facility Commitment.

         "Syndication Agents" means, collectively, CoBank and St. Paul Bank.

         "Third Availability Period" means October 30, 1998 through October 28, 1999, provided this Agreement has been extended pursuant to the provisions of
Section 12.14.

         "Total 364 Day Facility Commitment" means Five Hundred Fifty Million Dollars ($550,000,000).

         "Total Letter of Credit Obligations" means at any time an amount equal to the sum, without duplication, of (1) the aggregate undrawn face amount of all outstanding Letters of Credit, (2) the aggregate principal amount of all unreimbursed obligations in respect of amounts paid under Letters of Credit and
(3) the aggregate amount of all outstanding overdrafts created to satisfy any of the foregoing obligations under (1) or (2) above all determined at such time.

         "Total Unused 364 Day Facility Commitment" means at any time, the amount (which in no event shall be less than zero) that is equal to (1) the 364 Day Facility Commitment minus (2) the total, without duplication, of (a) the aggregate outstanding principal amount of 364 Day Facility Advances, (b) the aggregate outstanding principal amount of Bid Advances, (c) Total Letter of Credit Obligations, and (d) the principal amount of all 364 Day Facility Advances which the Banks are obligated to make as a result of Borrower having furnished notice to the Banks pursuant to Section 2.04 hereof all determined at such time.

         SECTION 1.02. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All accounting terms which are defined herein with regard to the Borrower and its Subsidiaries shall mean such accounting term determined on a consolidated basis in accordance with GAAP for Borrower and each of its Subsidiaries. All financial data required to be delivered hereunder shall be prepared in accordance with GAAP (except as specified above and as otherwise provided in this Agreement).

         SECTION 1.03. COMPUTATION OF TIME PERIODS. Except as otherwise provided herein, in this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and words "to" and "until" each means "to but excluding".

         SECTION 1.04. RULES OF CONSTRUCTION. When used in this Agreement: (1) a reference to a Law includes any amendment or modification to such Law; (2) a reference to a Person includes its permitted successors and permitted assigns and a reference to a Person in a particular capacity excludes such Person in any other capacity; (3) a reference to an agreement, instrument or document shall include such agreement, instrument or document as the same may be amended, modified or supplemented from time to time and, if applicable, as permitted by the Loan Documents, and reference to any Note includes any note issued pursuant hereto in extension or renewal thereof and in substitution or replacement therefor; (4) reference to any gender includes each other gender; (5) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; (6) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto; and (7) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof. Any reference to Central time shall mean such time as in effect in the United States of America.


                               ARTICLE II. LOANS

         SECTION 2.01. 364 DAY FACILITY. Subject to the terms and conditions of this Agreement, each of the Banks severally agrees to make loans (each loan made by an individual Bank pursuant to this Section 2.01 a "364 Day Facility Advance" and the total of all such loans made by all the Banks at the same time, the "364 Day Facility Loans") to Borrower from time to time during the period from the Closing Date to the 364 Day Facility Maturity Date, provided that

                  (1) with respect to all Banks, the aggregate principal amount of all 364 Day Facility Loans outstanding at any time does not exceed the amount equal to (a) the Total 364 Day Facility Commitment, minus
         (b) the aggregate principal amount of all Bid Loans outstanding at such time, minus (c) the Total Letter of Credit Obligations all determined at such time;

                  (2) with respect to each Bank, the aggregate principal amount of such Bank's 364 Day Facility Advances outstanding at any time does not exceed the amount equal to (a) such Bank's Individual 364 Day Facility Commitment, minus (b) such Bank's Bid Advances outstanding at such time, minus (c) such Bank's Individual Letter of Credit Obligations all determined at such time.

         Each 364 Day Facility Loan, with the specific exception of Advances made pursuant to Section 3.04, will be made by the Banks ratably in proportion to their then existing Individual Unused 364 Day Facility Commitments bears to the total of all Banks' then existing Individual Unused 364 Day Facility Commitments determined as of (1) in the case of LIBOR Loans, 12:00 noon (Central
Time) on the Banking Day Borrower delivers the 364 Day Borrowing Notice pursuant to which Borrower requests such LIBOR Loan, and (2) in the case of Base Loans, 12:00 noon (Central Time) on the Banking Day Borrower delivers the 364 Day Borrowing Notice pursuant to which Borrower requests such Base Loan.

         SECTION 2.02. BID RATE. Subject to the terms and conditions of this Agreement, including the procedures set forth in Section 2.05, each Bank may in its sole discretion make loans (each loan made by a Bank pursuant to this Section 2.02 a "Bid Advance" and the total of such loans made by the Banks the "Bid Loans") to Borrower from time to time during the period from the Closing Date to the 364 Day Facility Maturity Date, provided that

                  (1) with respect to all Banks, the aggregate principal amount of all Bid Loans outstanding at any time does not exceed an amount equal to (a) the Total 364 Day Facility Commitment, minus (b) the aggregate principal amount of all outstanding 364 Day Facility Loans, minus (c) the Total Letter of Credit Obligations all determined at such time,

                  (2) with respect to each Bank, the aggregate principal amount of such Bank's Bid Advances outstanding at any one time may, in the sole discretion of each Bank, together with (a) the aggregate principal amount of such Bank's 364 Day Facility Advances outstanding at such time, and (b) such Bank's Individual Letter of Credit Obligations owed to such Bank, exceed such Bank's Individual 364 Day Facility Commitment all determined at such time.

         In the case of Bid Loans, each Bid Quote Request shall be in an amount at least equal to One Million Dollars ($1,000,000) and in integral multiples of Five Hundred Thousand Dollars ($500,000), and each Bid Quote shall be in an amount at least equal to Five Hundred Thousand Dollars ($500,000). Each Bid Advance made by the applicable Bank will be in the amount of its bids that are accepted by Borrower in accordance with Section 2.05.

         In the case of Bid Loans, each Bid Quote Request for an interest rate period of five Banking Days or less shall be directed to only CoBank and St. Paul Bank and in addition to the limitations set forth above, the aggregate principal outstanding of such Bid Loans shall not at any time exceed Thirty-Five Million Dollars ($35,000,000).

         SECTION 2.03. ALL LOANS. The failure of any Bank to make any requested 364 Day Facility Advance or Bid Advance to be made by it on the date specified for such Advance shall not relieve any other Bank of its obligation (if any) to make any Advance on such date, but no Bank shall be responsible for the failure of any other Bank to make any such Advance to be made by such other Bank.

         SECTION 2.04. NOTICE AND MANNER OF BORROWING FOR 364 DAY FACILITY LOANS. Borrower shall give Administrative Agent prior written or telegraphic or facsimile notice (effective upon receipt) of each request for a 364 Day Facility Loan (1) in the case of a Base Loan, on or before 12:00 noon (Central time) on the day of making such Base Loan, and (2) in the case of a LIBOR Loan, on or before 12:00 noon (Central time) at least three (3) Banking Days prior to the date of making such LIBOR Loan.

         Each of the foregoing notices, substantially in the form of Exhibit C ("364 Day Borrowing Notice") must specify (1) the amount of such Loan, (2) the proposed date of making such Loan, (3) whether the Loan will bear interest at
(a) the Base Rate minus twenty-five basis points (.25%) or (b) the LIBOR Rate plus the Applicable Margin, and (4) in the case of a LIBOR Loan, the initial Interest Period applicable thereto. Administrative Agent shall promptly notify each Bank of each such 364 Day Borrowing Notice. Not later than 2:00 P.M. (Central time) on the date of a 364 Day Facility Loan, each Bank will make available to Administrative Agent at Administrative Agent's Office, in immediately available funds, such Bank's share of such Loan. After Administrative Agent's receipt of such funds, but not later than 3:00 P.M. (Central time), and upon fulfillment of the applicable conditions set forth in
Article IV, Administrative Agent will make such Loan available to Borrower, in immediately available funds, and will transmit such funds by wire transfer to Borrower's Account.

         SECTION 2.05. NOTICE AND MANNER OF REQUESTING BID LOANS. Borrower may request offers from all of the Banks, acting severally and not jointly, to make Bid Loans. Borrower shall give Bid Agent written or telegraphic or facsimile notice (effective upon receipt), substantially in the form of Exhibit D (a "Bid Quote Request"), of a proposed Bid Loan on or before 9:00 A.M. (Central time) on the date of the proposed Bid Loan. Promptly after receipt of a Bid Quote Request, Bid Agent shall send to all of the Banks by telegraphic or facsimile transmissions a copy of such Bid Quote Request.

         Each Bid Quote Request must specify (1) the total amount of such requested Bid Loans, (2) the individual amount of each requested Bid Loan with a different proposed Bid Maturity Date, (3) the proposed date of making such Bid Loan, and (4) the proposed maturity dates which must be Banking Days ("Bid Maturity Date") for such Bid Loans. Borrower may request offers to make more than one Bid Loan, each with a different Bid Maturity Date, in a single Bid Quote Request.

         Each Bank may, in its sole discretion, submit to Bid Agent a written quote, substantially in the form of Exhibit E (a "Bid Quote"), containing an offer or offers to make Bid Advances in response to any Bid Quote Request (and may elect to bid with respect to any or all Bid Loans with different Bid Maturity Dates specified in the Bid Quote Request), provided, however, each Bank is limited to one Bid Quote submission per day (which may cover more than one Bid Maturity Date). Each Bid Quote for CoBank and/or St. Paul Bank will be submitted by CoBank. Each Bid Quote by a Bank (other than Bid Agent acting in its capacity as a Bank) must be submitted to Bid Agent by facsimile not later than 10:30 A.M. (Central time) on the proposed date of making the proposed Bid Loan. Each Bid Quote made by Bid Agent in its capacity as a Bank must be finalized not later than 10:15 A.M. (Central time) on the proposed date of making the proposed Bid Loan and forwarded to Borrower. Each Bid Quote so made shall be irrevocable. A Bid Quote may set forth offers for up to five (5) separate Bid Rates for each of the applicable Bid Advances, provided that each Bid Quote shall specify the aggregate principal amount of Bid Advances for all Bid Maturity Dates that the Bank submitting such Bid Quote is willing to make at the specified Bid Rates pursuant to such Bid Quote. Bid Agent shall disregard a Bid Quote if it (1) is not substantially in conformity with Exhibit E, (2) contains qualifying or conditional language, (3) proposes terms other than or in addition to those set forth in the applicable Bid Quote Request, or (4) arrives after the applicable time set forth in this Section. Promptly after 10:30 A.M. (Central time), Bid Agent shall advise Borrower of the terms of each Bid Quote received by Bid Agent.

         Not later than 12:00 noon (Central time) on the proposed date for making a Bid Loan, Borrower shall notify Bid Agent of its acceptance or non-acceptance of the offers submitted to Bid Agent pursuant to this Section, and Bid Agent shall provide notice to Administrative Agent of the offers accepted by Borrower and the terms thereof. In the case of acceptance, such notice, which shall be in the form of Exhibit F (a "Bid Notice of Borrowing"), shall specify the aggregate principal amount of offers for each of the Bid Advances that are accepted. Regardless of the amounts or interest rates bid by any Bank, Borrower may accept any Bid Quote in whole or in part, provided that
(1) the aggregate principal amount of Bid Loans may not exceed the applicable amount set forth in the related Bid Quote Request, and (2) Borrower may not accept any offer that fails to comply with this Section. Promptly after receipt of a Bid Notice of Borrowing, Bid Agent shall send to the applicable Bank by telegraphic or facsimile transmission a copy of such Bid Notice of Borrowing.

         Not later than 2:00 P.M. (Central time) on the date of making each Bid Loan, each Bank that is to make a Bid Advance will make available to Administrative Agent at Administrative Agent's Office, in immediately available funds, its Bid Advance. After Administrative Agent's receipt of such funds, but not later than 3:00 P.M. (Central time), and upon fulfillment of the applicable conditions set forth in Article IV, Administrative Agent will make such Advances available to Borrower, in immediately available funds, and will transmit such funds by wire transfer to Borrower's Account.

         SECTION 2.06. INTEREST PERIODS. In the case of each LIBOR Loan, Borrower shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.01, subject to the following limitations, (1) for each 364 Day Facility Advance, no Interest Period may extend beyond the 364 Day Facility Maturity Date, (2) no Interest Period shall have a duration of less than one (1) month, and if any such proposed Interest Period would otherwise be for a shorter period, such Interest Period shall not be available, and (3) if an Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next Banking Day, unless, such Banking Day would fall in the next calendar month, in which event such Interest Period shall end on the immediately preceding Banking Day.

         Notwithstanding anything herein to the contrary, each LIBOR Loan shall be in an amount at least equal to One Million Dollars ($1,000,000) and in integral multiples of Five Hundred Thousand Dollars ($500,000) (LIBOR Loans having different Interest Periods at the same time hereunder to be deemed separate Loans for purposes of the foregoing, one for each Interest Period).

         Notwithstanding anything herein to the contrary, no Bank will be required to have with respect to such Bank's share of the 364 Day Facility Loans more than fifteen (15) different Interest Periods outstanding at any time.

         SECTION 2.07. INTEREST. Borrower shall pay interest to the Administrative Agent for the account of each Bank on the outstanding and unpaid principal amount of such Bank's Advances, at a rate per annum as follows (1) for a Base Advance at a rate equal to the Base Rate minus twenty-five basis points (.25%), (2) for a LIBOR Advance at a rate equal to the LIBOR Rate plus the Applicable Margin, and (3) for a Bid Advance at a rate per annum equal to the Bid Rate set forth in the Bid Quote for such Bid Advance accepted by Borrower in its Bid Notice of Borrowing. Any principal amount not paid when due (at maturity, by acceleration or otherwise) shall, after written notice to Borrower by the Administrative Agent, bear interest thereafter, payable on demand, at the applicable Default Rate. The Administrative Agent will distribute such interest paid by Borrower to each Bank under items (1) and (2) above ratably in proportion of such Bank's 364 Day Facility Advances then outstanding bears to the aggregate amount of all 364 Day Facility Advances and with respect to item
(3) above, ratably in proportion of such individual Bid Advances made by such Bank then outstanding bears to the aggregate principal amount of all Bid Advances then outstanding. All unreimbursed obligations with respect to payments made by an issuing Bank under a Letter of Credit shall bear interest, payable on demand, at the Base Rate plus the Default Rate.

         The interest rate on each Base Advance shall change when the Base Rate changes. Interest on each Advance shall not exceed the maximum amount permitted under applicable Law and shall be calculated on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed.

         Accrued interest shall be due and payable in arrears (1) for each Base Loan, on each Monthly Date, commencing with the first such date after making such Loan, (2) for each LIBOR Loan, on the last day of the Interest Period with respect thereto and, in the case of an Interest Period greater than three months, at three month intervals after the first day of such Interest Period,
(3) for each Bid Advance, on the applicable Bid Maturity Date, and, in the case of a Bid Advance with a period from the date of making the Bid Loan to a Bid Maturity Date of greater than 90 days, at 90 day intervals after the first day of making such Bid Advance, and (4) interest accruing at the Default Rate shall be due and payable on demand.

         Administrative Agent shall provide to Borrower three days prior to the date interest is due and payable to Administrative Agent written notice of the amount of interest to be due and payable. Failure of Administrative Agent to provide such prior written notice, however, shall not affect Borrower's obligation to make such interest payments when due.

         SECTION 2.08. FEES. Borrower agrees to pay to each Bank an annual facility fee ("Facility Fee") in an amount equal to five basis points (.05%) per annum on the amount of such Bank's Individual 364 Day Facility Commitment payable in quarterly installments, on the fifth Banking Day after each Quarterly Date, commencing on November 30, 1996, and on the 364 Day Facility Maturity Date.

         Borrower agrees to pay to each Bank a commitment fee ("Commitment Fee") in an amount equal to seven and one half basis points (.075%) per annum on the average daily Individual Unused 364 Day Facility Commitment of such Bank, payable in arrears, and based on a year of three hundred sixty (360) days for the actual number of days elapsed, on the fifth Banking Day after each Quarterly Date and on the 364 Day Facility Maturity Date. In the event a Bank elects to make Bid Advances in an amount that exceeds its Individual 364 Day Facility Commitment pursuant to the provisions of Section 2.02, then the Commitment Fee for each other Bank that has an Individual Unused 364 Day Facility Commitment shall be calculated as follows:

                  (1) The total Commitment Fee shall be calculated by multiplying the average daily Total Unused 364 Day Facility Commitment, after giving effect to such excess Advance(s), by seven and one half basis points (.075%) per annum.

                  (2) The portion of the Commitment Fee calculated under (1) above that is payable to a Bank shall be determined by (i) dividing the actual average daily Individual Unused 364 Day Facility Commitment of such Bank by the sum of the average daily Individual Unused 364 Day Facility Commitments of all Banks and then (ii) multiplying the quotient by the amount of all excess Bid Advances. The end result is subtracted from such Bank's actual average daily Individual Unused 364 Day Facility Commitment and divided by the average daily Total Unused 364 Day Facility Commitment and then multiplied by the Commitment Fee calculated under (1) above.

         Administrative Agent shall provide to Borrower promptly after each Quarterly Date written notice of the amount of the Commitment Fee and Facility Fee due to it to be due and payable on the fifth Banking Day after such Quarterly Date. Failure of Administrative Agent to provide such written notice, however, shall not affect Borrower's obligation to pay such Fees.

         Borrower agrees to pay to the Facility Agents and the Syndication Agents the fees set forth in the Fee Letter.

         SECTION 2.09. NOTES. All 364 Day Facility Advances made by each Bank shall be evidenced by, and repaid with interest in accordance with, a single promissory note of Borrower in substantially the form of Exhibit A duly completed, in the stated maximum principal amount equal to such Bank's Individual 364 Day Facility Commitment, dated the date such Bank becomes a Bank, payable to such Bank for the account of its Applicable Lending Office, and maturing as to principal on the 364 Day Facility Maturity Date (each a "364 Day Facility Note" and collectively, the "364 Day Facility Notes").

         All Bid Advances made by any Bank shall be evidenced by, and repaid with interest in accordance with, a single promissory note in substantially the form of Exhibit B duly completed, dated the date such Bank becomes a Bank, payable to such Bank for the account of its Applicable Lending Office, and each Bid Advance will mature as to principal on the applicable Bid Loan Maturity Date (each a "Bid Note" and collectively, the "Bid Notes").

         Each Bank shall record on its books and records the amount of each Advance and any unreimbursed obligations to such Bank with respect to payments by such Bank under Letters of Credit issued by such Bank made by it hereunder, the rate and interest period applicable thereto, all payments of principal and interest, and the principal balance from time to time outstanding. The Bank's record thereof shall be prima facie evidence as to all such amounts and shall be binding on Borrower absent manifest error. Notwithstanding the foregoing, Borrower will never be required to pay as principal more than the principal amount of the Loans made by the Banks and any unreimbursed obligations to such Bank with respect to payments by such Bank under Letters of Credit issued by such Bank.

         SECTION 2.10. OPTIONAL PREPAYMENTS. Borrower may prepay any LIBOR Loans upon giving Administrative Agent prior written or telegraphic or facsimile notice (effective upon receipt) no later than 3:00 P.M. (Central time) three Banking Days prior to the date of such prepayment. Promptly after receipt of such notice of prepayment, Administrative Agent will notify the applicable Banks with regard to such notice.

         Each such prepayment of the Loans may be made in whole or in part and will be made with accrued interest to the date of such prepayment on the amount prepaid, provided that (1) each partial prepayment shall be in a principal amount of not less than One Million Dollars ($1,000,000) and integral multiples of Five Hundred Thousand Dollars ($500,000), (2) unless Borrower pays compensation in accordance with Section 10.05, LIBOR Loans may only be prepaid on the last day of the Interest Period for such Loan, and (3) Bid Loans may not be prepaid. In addition, each such prepayment of the Loans shall be paid to the Banks ratably based upon the amount each such Bank's outstanding Advances bears to such Loans then outstanding.

         SECTION 2.11. METHOD OF PAYMENT. Borrower shall make each payment under this Agreement and under each Note not later than 2:00 P.M. (Central time) on the date when due in Dollars in immediately available funds in the case of 364 Day Facility Loans and Bid Loans, to Administrative Agent at Administrative Agent's Office for the account of the Applicable Lending Office of each Bank entitled to receive all or a portion of such payment. Administrative Agent will promptly thereafter cause to be disbursed such payments of principal and interest under this Section in like funds to the Banks entitled to receive all or a portion of such payment.

         Borrower hereby authorizes each Bank, if and to the extent payment of the Loans or interest thereon, or any Fees are not made when due under this Agreement or under the Notes, to charge from time to time against any account it maintains with such Bank any such amount so due to such Bank and/or any or all of the other Banks.

         Except to the extent provided in this Agreement, whenever any payment to be made under this Agreement or under the Notes shall be stated to be due on any day other than a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of the payment of interest and the Commitment Fees.

         SECTION 2.12. USE OF PROCEEDS. The proceeds of the Loans will be used by Borrower for general corporate purposes. Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.

         SECTION 2.13. CONVERSIONS OR CONTINUATIONS. Provided that no Default or Event of Default has occurred and is continuing, Borrower shall have the right to convert all or a part of one type of Loan into another type of Loan or to continue all or any part of a LIBOR Loan, at any time or from time to time, provided that (1) Borrower shall give Administrative Agent and each Bank (a) notice of each such conversion into a Base Loan by no later than 12:00 noon (Central time) on the date of such conversion and (b) notice of each conversion into and continuation of a LIBOR Loan by no later than 12:00 noon (Central time) three Banking Days prior to such conversion or continuation, (2) LIBOR Loans may be converted or continued only on the last day of an Interest Period for such Loans, and (3) after giving effect to such continuation or conversion the minimum principal amount of the outstanding LIBOR Loans with the same Interest Period will be One Million Dollars ($1,000,000) and integral multiples of Five Hundred Thousand Dollars ($500,000). All notices given under this Section shall be irrevocable.

         Each such notice of conversion or continuation shall specify the Loan to be converted or continued and the amount thereof and the date of conversion or continuation (which shall be a Banking Day) and, in respect of a LIBOR Loan, the duration of an Interest Period. Each such notice of the duration of an Interest Period shall specify the LIBOR Loan to which such Interest Period is to relate. In the event that Borrower fails to select the type of Loan, or the duration of any Interest Period for any LIBOR Loan, within the time period and otherwise as provided in this Section, such Loan (if outstanding as a LIBOR
Loan) will be automatically converted into a Base Loan on the last day of the then current Interest Period for such LIBOR Loan.


                         ARTICLE III. LETTERS OF CREDIT

         SECTION 3.01. LETTERS OF CREDIT. Any Bank may, in its sole discretion, issue for the account of Borrower either (1) a documentary letter of credit or
(2) a standby letter of credit, in each case with an expiration date of three hundred sixty-four (364) days or less (without regard to any renewal provisions thereof) from the date of issuance of such letter of credit (each of the letters of credit under (1) and (2), a "Letter of Credit") on terms and conditions agreed to by such Bank and Borrower from time to time during the period from the Closing Date to the 364 Day Facility Maturity Date, provided, that

                  (1) with regard to all Banks, at no time will the outstanding Total Letter of Credit Obligations exceed the lesser of (a) Fifty Million Dollars ($50,000,000), or (b) an amount equal to (i) the Total 364 Day Facility Commitment, minus (ii) the aggregate principal amount of all outstanding 364 Day Facility Loans, minus (iii) the aggregate principal amount of all outstanding Bid Loans, minus (iv) the aggregate principal amount of all unreimbursed obligations in respect to amounts paid under such Letters of Credit all determined at such time, and

                  (2) with respect to each Bank, no Letter of Credit may be issued unless there is sufficient Individual Unused 364 Day Facility Commitment of such Bank to cover the requested Letter of Credit. Outstanding Individual Letter of Credit Obligations of a Bank shall not be affected if such Bank elects to offer a Bid Advance in excess of its Individual 364 Day Facility Commitment pursuant to Section 2.02(2).

         The terms and conditions relating to each Letter of Credit will be set forth in a Letter of Credit Agreement, and such Letter of Credit Agreement will provide that all draws under such Letter of Credit will be reimbursed at the time of such draw. The expiration date of a Letter of Credit may be after the 364 Day Facility Maturity Date. Each Letter of Credit will be an obligation of the Bank issuing such Letter of Credit and the other Banks are not required to purchase participations in such Letter of Credit. Prior to the issuance of each Letter of Credit, the Bank proposing to issue such Letter of Credit will confirm with Administrative Agent that such Letter of Credit will not exceed the limitations set forth in this Section.

         SECTION 3.02. RELATIONSHIP BETWEEN THIS AGREEMENT AND EACH LETTER OF CREDIT AGREEMENT. Each Bank agrees that to the extent its Letter of Credit Agreement (including with respect to any Letters of Credit listed on Schedule 3.03) contains (1) representations and warranties, covenants or events of default covering substantially the same matters or items that are covered by the representations and warranties, covenants or Events of Default set forth in this Agreement, or (2) any of the items covered by Section 12.07 of this Agreement, such as jurisdiction, service of process, waivers of immunity and so forth, that in all such cases the terms of this Agreement supersede such provisions and the terms of this Agreement are controlling. In addition, each Bank and Borrower agree that the reimbursement obligation on all Letters of Credit are not, and will not be, secured by a Lien on any assets of Borrower or any Subsidiary, except for Liens permitted under Section 7.02.

         SECTION 3.03. OUTSTANDING LETTERS OF CREDIT. Borrower and each Bank agrees that all letters of credit previously issued by such Bank for the account of Borrower which remain outstanding as of the Closing Date, all of which are set forth in Schedule 3.03, will automatically as of such Date be deemed to be Letters of Credit, as set forth in such Schedule, and, except for previously agreed upon fees and expenses, as such, all such Letters of Credit will be subject to the terms of this Agreement.

         SECTION 3.04. REIMBURSEMENT OBLIGATIONS ON LETTERS OF CREDIT. Borrower and each Bank agree that all reimbursement obligations of Borrower in respect to amounts paid under a Letter of Credit will immediately and automatically be satisfied by such Bank's making a 364 Day Facility Advance and that all such 364 Day Facility Advances shall in the amount of such payments bear interest at the interest rate for a Base Advance under Section 2.07 and that Borrower hereby irrevocably authorizes such Bank to make such Advance(s) without the receipt of any notice or request of Borrower.


                        ARTICLE IV. CONDITIONS PRECEDENT

         SECTION 4.01. CONDITIONS PRECEDENT TO INITIAL USE OF A CREDIT FACILITY ON AND AFTER THE SECTION 4.01. CONDITIONS PRECEDENT TO INITIAL USE OF A CREDIT FACILITY ON AND AFTER THE CLOSING DATE. The obligations of the Banks on or after the Closing Date to make a 364 Day Facility Loan or, the ability of Borrower to request either a Letter of Credit or a Bid Request is subject to the condition precedent that the Banks shall have received on or before the Closing Date each of the following documents, in form and substance satisfactory to the Syndication Agents and their counsel, and each of the following requirements shall have been fulfilled:

                  (1) Evidence of Due Organization and all Corporate Actions by Borrower. A certificate of the Secretary or Assistant Secretary of Borrower, dated the Closing Date, attesting to the certificate of incorporation of Borrower and all amendments thereto, to the by-laws and all amendments thereto of Borrower, and to all corporate actions taken by Borrower, including resolutions of its board of directors, authorizing the execution, delivery and performance of the Loan Documents, and each other document to be delivered pursuant to the Loan Documents;

                  (2) Incumbency and Signature Certificate of Borrower. A certificate of the Secretary or Assistant Secretary of Borrower, dated the Closing Date, certifying the names and true signatures of the officers of Borrower authorized to sign the Loan Documents, and the other documents to be delivered pursuant to the Loan Documents;

                  (3) Good Standing Certificate of Borrower. A certificate, dated within ten (10) Banking Days of the Closing Date, from the Secretary of State (or other appropriate official) of the jurisdiction of incorporation of Borrower certifying as to the due incorporation and good standing of Borrower;

                  (4) Notes. For each of the Banks each of its Notes, properly completed and duly executed by Borrower;

                  (5) Opinion of Counsel for Borrower. Favorable opinion of in-house counsel for Borrower addressed to the Banks, dated the Closing Date;

                  (6) Payment of Fees. Payment in full to the Facility Agents and the Syndication Agents of all fees required to be paid as of such date to each of the Facility Agents and the Syndication Agents pursuant to the terms of the Fee Letter, and payment in full of all other fees or expenses required to be paid as of such date in accordance with the Loan Documents;

                  (7) Officer's Certificate. The following statements shall be true and Administrative Agent shall have received a certificate signed by a duly authorized officer of Borrower dated the Closing Date stating that:

                           (a) The representations and warranties contained in
                  this Agreement are, as of the Closing Date, as though made on and as of such Date, correct in all material respects; and

                           (b) No Default or Event of Default has occurred and
                  is continuing;

                  (8) Cancellation of Existing Credit Agreements. Termination of the Existing Credit Agreements and repayment in full of all loans outstanding under and as defined in such agreements; and

                  (9) Additional Documentation. Such other approvals, opinions or documents as any Bank Party may reasonably request.

         SECTION 4.02. CONDITIONS PRECEDENT TO EACH CREDIT FACILITY. The obligations of the Banks to make each 364 Day Facility Loan after the Closing Date or, the ability of Borrower to request after the Closing Date either a Letter of Credit or a Bid Request, shall be subject to the further conditions precedent that on the date of providing such Credit Facility or request:

                  (1) Representations and Warranties; No Defaults or Events of Default. The following statements shall be true:

                           (a) all the representations and warranties contained
                  in this Agreement and in each of the other Loan Documents are, as of the date of providing such Credit Facility, as though made on and as of such date, correct in all material respects; and

                           (b) no Default or Event of Default has occurred and
                  is continuing.

                  (2) Additional Documentation. Administrative Agent shall have received such other approvals, opinions or documents as any Bank Party may reasonably request.

         SECTION 4.03. DEEMED REPRESENTATION. Each request for a Credit Facility and acceptance by Borrower of any proceeds of such Loan or the issuance, extension or increase in the face amount of any Letter of Credit, as the case may be, shall constitute a representation and warranty by Borrower that the statements contained in Section 4.02(1) are true and correct both on the date of such notice and as of the date of the providing of such Loan or issuance or amendment of such Letter of Credit, as the case may be.


                    ARTICLE V. REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants that:

         SECTION 5.01. INCORPORATION, GOOD STANDING AND DUE QUALIFICATION. Borrower and each Subsidiary is duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation or entity and in good standing under the laws of each other jurisdiction in which such qualification is required, except to the extent that its failure to be so qualified has not, and could not reasonably be expected to, result in a Material Adverse Change.

         SECTION 5.02. CORPORATE POWER AND AUTHORITY; NO CONFLICTS. The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not: (1) require any consent or approval of its stockholders which has not been obtained; (2) contravene its certificate of incorporation or by-laws; (3) violate any provision of, or require any filing, registration, consent or approval under, any Law (including, without limitation, Regulations G, T, U and X of the Board of Governors), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or any Subsidiary; (4) result in a breach of or constitute a default under or, except for any obtained, require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower or any Subsidiary is a party or by which it or its properties may be bound or affected; (5) except as contemplated by this Agreement, result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by Borrower or any Subsidiary; or
(6) cause Borrower or any Subsidiary to be in default under any such Law, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument (upon obtaining all consents which have been obtained on or before the date hereof).

         SECTION 5.03. LEGALLY ENFORCEABLE AGREEMENTS. This Agreement and each of the other Loan Documents constitute the legal, valid and binding obligations of Borrower enforceable in accordance with their terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other laws affecting creditors' rights generally.

         SECTION 5.04. LITIGATION. Except as specified on Schedule 5.04, there are no actions, suits or proceedings (private or governmental) pending or, to the knowledge of Borrower, threatened, against or affecting Borrower or any Subsidiary before any Governmental Authority or arbitrator, which have resulted in, or could be reasonably expected to result in, in any one case or in the aggregate, a Material Adverse Change.

         SECTION 5.05. FINANCIAL STATEMENTS. The consolidated balance sheet of Borrower and its Subsidiaries as of May 31, 1996, and the related consolidated statements of operations, cash flows and consolidated statements of capital shares and equities for the Fiscal Year then ended, and the accompanying footnotes, together with the unqualified opinion thereon, dated August 19, 1996 of Deloitte & Touche LLP, independent certified public accountants, copies of which have been furnished to the Banks, fairly present in all material respects the consolidated financial condition of Borrower and its Subsidiaries as at such dates and the results of the consolidated operations of Borrower and its Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied.

         Since May 31, 1996, there has been no Material Adverse Change.

         As of the Closing Date, there are no liabilities of Borrower or any of its Subsidiaries, fixed or contingent, which are material but are not reflected in the financial statements of Borrower and its Subsidiaries referred to above or referred to in the notes thereto, other than liabilities arising in the ordinary course of business since May 31, 1996. No information, exhibit, or report furnished by Borrower or any of its Subsidiaries to either or both Facility Agents or Syndication Agents in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which they were made and taken together with the other information, exhibits and reports furnished to the Bank Parties.

         SECTION 5.06. OWNERSHIP AND LIENS. Borrower and each Subsidiary have good and marketable title to, or valid leasehold interests in, all of their material properties and assets, real and personal, including the properties and assets and leasehold interests reflected in the financial statements of the Borrower and its Subsidiaries referred to in Section 5.05, except (1) any properties or assets disposed of in the ordinary course of business, and (2) for minor defects in title and minor encumbrances not in any case materially detracting from the value or use of the assets affected thereby; and none of the properties and assets owned by Borrower or any Subsidiary and none of their leasehold interests are subject to any Lien, except as may be permitted under this Agreement.

         SECTION 5.07. TAXES. Borrower and each Subsidiary have filed all tax returns (federal, state and local) required to be filed (or obtained extensions with respect thereto) and have paid all taxes, assessments and governmental charges and levies thereon prior to the time they are delinquent, including interest and penalties, except (1) to the extent they are the subject of a Good Faith Contest and (2) as otherwise disclosed in Schedule 5.07.

         SECTION 5.08. ERISA. The Borrower and its Subsidiaries are in compliance in all material respects with ERISA, to the extent applicable to them, and have received no notice to the contrary from the PBGC or any other governmental entity or agency.

         SECTION 5.09. OPERATION OF BUSINESS. Borrower and each Subsidiary possess all licenses, permits, franchises, and trade names, or rights thereto, to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and Borrower and each Subsidiary are not in violation of any valid rights of others with respect to any of the foregoing, except to the extent such lack of possession or violation has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change.

         SECTION 5.10. NO DEFAULT ON OUTSTANDING JUDGMENTS OR ORDERS. Borrower and each Subsidiary have satisfied all judgments and Borrower and each Subsidiary are not in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other Governmental Authority, commission, board, bureau, agency or instrumentality, domestic or foreign, except to the extent such failure to satisfy any or all such judgments or to be in such a default has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change.

         SECTION 5.11. NO DEFAULTS ON OTHER AGREEMENTS. Neither Borrower nor any Subsidiary is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any certificate of incorporation or corporate restriction which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. Neither Borrower nor any Subsidiary is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument where such failure to perform, observe or fulfill has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

         SECTION 5.12. LABOR DISPUTES AND ACTS OF GOD. Neither the business nor the properties of Borrower or any Subsidiary are currently affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) which has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

         SECTION 5.13. GOVERNMENTAL REGULATION. Neither Borrower nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Interstate Commerce Act, the Federal Power Act or any statute or regulation, in each case, limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

         SECTION 5.14. ENVIRONMENTAL PROTECTION. Except as set forth on Schedule 5.14, Borrower and each Subsidiary have obtained all permits, licenses and other authorizations which are required under all applicable Environmental Laws, except to the extent failure to have any such permit, license or authorization could not reasonably be expected to result in a Material Adverse Change. Except as set forth on Schedule 5.14, Borrower and each Subsidiary are in compliance with all Environmental Laws and the terms and conditions of the required permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, obligations, schedules and timetables contained in those Laws or contained in any plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent, in each case, failure to comply has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change.

         SECTION 5.15. MARGIN SECURITIES. No more than twenty-five percent (25%) of the value of the assets subject to Section 7.02 consists of "margin securities" as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System.


                        ARTICLE VI. AFFIRMATIVE COVENANTS

         So long as any of the Notes shall remain unpaid or any Individual Letter of Credit Obligation shall remain outstanding or any Bank shall have any Individual 364 Day Facility Commitment hereunder or any other amount is owing by Borrower to any Bank Party hereunder or under any other Loan Document, Borrower shall:

         SECTION 6.01. MAINTENANCE OF ELIGIBILITY AND CAPITALIZATION. Preserve and maintain its status as an entity eligible to borrow from CoBank and St. Paul Bank; and for each Advance made by CoBank and St. Paul Bank purchase such equity in CoBank and St. Paul Bank as CoBank and St. Paul Bank may from time to time require in accordance with CoBank's or St. Paul Bank's bylaws and capital plan. Borrower hereby acknowledges receipt prior to the execution of this Agreement of a written description of the terms and conditions under which equity in CoBank or St. Paul Bank is issued. CoBank and St. Paul Bank reserve the right to sell participations under the provisions of Section 12.04 on a non-patronage basis.

         SECTION 6.02. MAINTENANCE OF EXISTENCE. Preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate or other entity existence and good standing in the jurisdiction of its incorporation or formation, and qualify and remain qualified as a foreign corporation or entity in each jurisdiction in which such qualification is required except (1) where the failure to so qualify has not and could not reasonably be expected to result in a Material Adverse Change, and (2) for any mergers permitted under Section 7.05.

         SECTION 6.03. MAINTENANCE OF PROPERTIES. Maintain, keep and preserve, and cause each Subsidiary to maintain, keep and preserve, all of its material properties (tangible and intangible) necessary or used in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and shall cause to be made all repairs, renewals, replacements, betterments and improvements thereof, all as in the sole judgment of Borrower may be reasonably necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         SECTION 6.04. MAINTENANCE OF RECORDS. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all of its and their financial transactions.

         SECTION 6.05. MAINTENANCE OF INSURANCE. Maintain, and cause each Subsidiary to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, provided, however, that Borrower may, to the extent permitted by Law, provide for appropriate self-insurance with respect to worker's compensation. At the request of Administrative Agent, copies of all policies (or such other proof of compliance with this Section 6.05 as may be reasonably satisfactory) shall be delivered to the Banks.

         SECTION 6.06. COMPLIANCE WITH LAWS. Comply in all material respects, and cause each Subsidiary to comply in all material respects, with all applicable Laws, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, unless such failure to comply is the subject of a Good Faith Contest.

         SECTION 6.07. RIGHT OF INSPECTION. At any time and from time to time during normal business hours and upon reasonable notice to Borrower, permit, and cause its Subsidiaries to permit, any Bank Party or any agent or representative thereof, to examine and make copies and abstracts from the financial records and books of account of, and visit the properties of, Borrower and any Subsidiary, and to discuss the affairs, finances and accounts of Borrower and any Subsidiary with any of their respective officers and directors and independent accountants, provided, that, in the case of each meeting with the independent accountants Borrower is given an opportunity to have a representative present at such meeting.

         SECTION 6.08. EMPLOYEE BENEFIT PLANS. Make or cause to be made, and cause each Subsidiary to make or cause to be made, all payments or contributions to all Plans covered by Title IV of ERISA, which are necessary to enable those Plans to continuously meet all minimum funding standards or requirements.

         SECTION 6.09. REPORTING REQUIREMENTS. Furnish directly to Administrative Agent:

                  (1) BORROWER'S MONTHLY FINANCIAL STATEMENTS. As soon as available and in any event within forty-five (45) days after the end of each month (except for the last such month in each fiscal year of Borrower), one copy of the consolidated balance sheet, the consolidated summary of earnings, consolidated statement of cash flow of the Borrower and its Subsidiaries, all for such monthly period and the year to date of the Borrower and its Subsidiaries, and for the corresponding periods of the preceding fiscal year, all in reasonable detail, prepared by the Borrower in conformance with GAAP consistently applied and certified to by the Borrower's Group Vice President-Finance, or other officer of Borrower acceptable to the Administrative Agent (subject to normal year end adjustments); and

                  (2) BORROWER'S ANNUAL AUDIT. As soon as available and in any event within 120 days after the close of each fiscal year of Borrower, one copy of the audit report for such year and accompanying consolidated financial statements (including all footnotes thereto), including a consolidated balance sheet, a consolidated statement of earnings, a consolidated statement of capital, and a consolidated statement of cash flow for the Borrower and its Subsidiaries, showing in comparative form the figures for the previous year, all in reasonable detail, prepared in conformance with GAAP consistently applied and certified without qualification by Deloitte & Touche LLP, or other independent public accountants of nationally recognized standing selected by the Borrower and satisfactory to the Administrative Agent, and to be accompanied by a copy of the management letter of such accountants addressed to the board of directors of Borrower related to such annual audit; and

                  (3) CERTIFICATE OF NO DEFAULT. At the time of the delivery of each of the financial statements referred to under (1) and (2) of this
         Section 6.09, a certificate of the Group Vice President, Finance of Borrower (a) certifying that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (b) with computations demonstrating compliance with Sections 7.01(e), 7.08 and 7.11 as well as the financial covenants contained in Article VIII.

                  (4) NOTICE OF LITIGATION. Promptly after the commencement thereof, notice of all actions, suits, arbitration and any other proceedings before any Governmental Authority, affecting Borrower or any Subsidiary which, if determined adversely to Borrower or any Subsidiary, could reasonably be expected to require Borrower or any Subsidiary to have to pay or deliver assets having a value of Five Million Dollars ($5,000,000) or more (whether or not the claim is covered by insurance) or could reasonably be expected to result in a Material Adverse Change.

                  (5) NOTICES OF DEFAULTS AND EVENTS OF DEFAULT. As soon as possible and in any event within three (3) days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by Borrower and the Subsidiaries with respect thereto.

                  (6) ERISA REPORTS. As soon as possible and in any event within twenty (20) days after Borrower or any Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or Borrower or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, or that Borrower, any Subsidiary or any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan, or that a Plan which is a Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA) or is terminating, Borrower or such Subsidiary will deliver to each of the Banks a certificate of the Group Vice President-Finance of Borrower or such Subsidiary setting forth details as to such Reportable Event or Prohibited Transaction or Plan termination or withdrawal or reorganization or insolvency and the action Borrower or such Subsidiary proposes to take with respect thereto, provided, however, that notwithstanding the foregoing, no reporting is required under this subsection (6) unless the matter(s), individually or in the aggregate, result, or could be reasonably expected to result, in aggregate obligations or liabilities of Borrower and/or the Subsidiaries in excess of One Million Dollars ($1,000,000).

                  (7) ANNUAL BUDGET. Promptly upon becoming available and in any event within ninety (90) days after each Fiscal Year end, a copy of the Annual Operating Budget for the next succeeding Fiscal Year approved by Borrower's board of directors, together with the assumptions and projections on which such budget is based and a copy of forecasts of operations and capital expenditures (including investments) and a projection of cash flow by months for each fiscal year. In addition, if any material changes are made to such budget or projections or forecasts during the year, then Borrower will furnish copies to the Administrative Agent of any such changes promptly after such changes have been approved.

                  (8) MATERIAL ADVERSE CHANGE. As soon as possible and in any event within five (5) days after the occurrence of any event or circumstance which could reasonably be expected to result in or has resulted in a Material Adverse Change, written notice thereof.

                  (9) ENVIRONMENTAL NOTICES. As soon as possible and in any event within five (5) days after receipt, copies of all Environmental Notices received by Borrower or any Subsidiary which indicate a potential liability of Five Million Dollars ($5,000,000) or more for Borrower and all its Subsidiaries taken together or which could reasonably be expected to result in or has resulted in a Material Adverse Change.

                  (10) GENERAL INFORMATION. With reasonable promptness, such other information respecting the condition or operations, financial or otherwise, of Borrower or any Subsidiary as any Bank Party may from time to time reasonably request.

         SECTION 6.10. COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply, and cause each of its Subsidiaries to comply, in all respects with all applicable Environmental Laws, where the failure to comply could reasonably be expected to result in a Material Adverse Change, except where the failure to comply is the subject of a Good Faith Contest, and promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance.

         SECTION 6.11. MAINTENANCE OF COMMODITY POSITION. Protect its commodity inventory holdings or commitments to buy or sell commodities against adverse price movements, including the taking of equal and opposite positions in the cash and futures markets, to minimize losses and protect margins in commodity production, storage, processing and marketing as is recognized as financially sound and reputable by prudent business persons in the commodity business.


                         ARTICLE VII. NEGATIVE COVENANTS

         So long as any of the Notes shall remain unpaid or any Individual Letter of Credit Obligation shall remain outstanding or any Bank shall have any Individual 364 Day Facility Commitment hereunder or any other amount is owing by Borrower to any Bank Party hereunder or under any other Loan Document, Borrower shall not and shall not permit any of its Subsidiaries to:

         SECTION 7.01. DEBT. Create, incur, assume, or allow to exist, directly or indirectly, any Debt or liability for borrowed money or for the deferred purchase price of property or services, except for: (a) indebtedness of Borrower arising under this Agreement and the other Loan Documents; (b) trade payables arising in the ordinary course of business; (c) Capital Leases in existence from time to time, (d) current operating liabilities (other than for borrowed money) incurred in the ordinary course of business; (e) unsecured indebtedness of Borrower and its Subsidiaries arising under uncommitted lines of credit; provided that the maximum principal amount that may be outstanding at any one time shall not exceed $15,000,000, (f) indebtedness of Borrower and its Subsidiaries on the date hereof as set forth in Schedule 7.01 attached hereto,
(g) unsecured long-term indebtedness of Borrower and its Subsidiaries, (h) documentary and standby letters of credit issued at the request of Borrower or any Subsidiary by a financial institution other than a Bank, provided the aggregate principal amount outstanding under such letters of credit together with the principal outstanding under Letters of Credit do not exceed $50,000,000 and provided further that the aggregate principal amount outstanding under such letters of credit together with all Advances, principal outstanding under Letters of Credit and unreimbursed obligations to Banks with respect to payments made by such Banks under Letters of Credit shall not exceed the Commitment and
(i) such other indebtedness agreed upon in writing between Borrower and the Bank Parties.

         SECTION 7.02. LIENS. Create, incur, assume or suffer to exist any Lien, upon or with respect to any of its real or personal properties (including, without limitation, leasehold interests, leasehold improvements and any other interest in real property or fixtures), now owned or hereafter acquired, except:

                  (1) Liens for taxes or assessments or other charges or levies of any Governmental Authority, that are not delinquent or if delinquent
         (i) are the subject of a Good Faith Contest but in no event past the time when a penalty would be incurred, and (ii) the aggregate amount of liabilities so secured (including interest and penalties) does not exceed $10,000,000 at any one time outstanding;

                  (2) Liens imposed by Law, such as mechanic's, worker's, repairman's, miner's, agister's, attorney's, materialmen's, landlord's, warehousemen's and carrier's Liens and other similar Liens which are securing obligations incurred in the ordinary course of business for sums not yet due and payable or if due and payable which are the subject of a Good Faith Contest;

                  (3) Liens under worker's compensation, unemployment insurance, social security or similar legislation (other than ERISA), or to secure payments of premiums for insurance purchased in the ordinary course of business, or to secure the performance of tenders, statutory obligations, surety and appearance bonds and bids, bonds for release of an attachment, stay of execution or injunction, leases, government contracts, performance and return-of-money bonds and other similar obligations, all of which are incurred in the ordinary course of business and not in connection with the borrowing of money;

                  (4) any attachment or judgment Lien, the time for appeal or petition for rehearing of which shall not have expired or in respect of which Borrower or the Subsidiary is protected in all material respects by insurance or for the payment of which adequate reserves have been provided, provided, that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are the subject of a Good Faith Contest, and provided further that the aggregate amount of liabilities of Borrower and its Subsidiaries so secured (including interest and penalties) shall not be in excess of $5,000,000 at any one time outstanding;

                  (5) easements, rights-of-way, restrictions, encroachments, covenants, servitudes, zoning and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by Borrower or any Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

                  (6) Liens arising in the ordinary course of business and created in connection with amounts on deposit in charge card and like accounts (such as Visa or MasterCard);

                  (7) Liens on land, buildings and equipment existing at the time of their acquisition or Liens to secure the payment of all or any part of the purchase price of such land, buildings or equipment or to secure Funded Debt incurred prior to, at the time of, or within 180 days after the acquisition of such property for the purpose of financing all or any part of the purchase price thereof, provided that any such Liens shall not encumber any other property of Borrower or its Subsidiaries;

                  (8) Liens assumed in connection with permitted mergers and acquisitions, but only to the extent that such Liens shall secure only Funded Debt and shall not encumber any other property of Borrower or any Subsidiary;

                  (9) Liens on financed property created or incurred in connection with leases, mortgages, conditional sales contracts, security interests or arrangements for the retention of title entered into by Borrower or any of its Subsidiaries to secure "industrial revenue bonds" as defined in Section 103(b)(2) of the Code and treated as obligations described in legislation similar to the provisions of said Sections of the Code enacted in any State of the United States or Puerto Rico, which are issued to finance property useful and intended to be used in carrying on the business of Borrower or any of its Subsidiaries, provided that upon creation of any such Lien Borrower or such Subsidiary shall incur Funded Debt secured thereby in conformity with the provisions of Section 8.03 hereof;

                  (10) Liens related to Letters of Credit, provided such Liens attach only to property financed through such Letters of Credit;

                  (11) Cash Collateral provided to Administrative Agent for the benefit of the Banks to secure Letters of Credit as provided for under
         Section 9.02;

                  (12) Liens on property or assets of a Subsidiary to secure Debt of such Subsidiary to Borrower or another Subsidiary;

                  (13) Liens of CoBank, St. Paul Bank and other cooperatives, respectively, on Investments by Borrower in the stock, participation certificates, or allocated reserves of CoBank, St. Paul Bank or other cooperatives, respectively, owned by Borrower;

                  (14) all precautionary filings of financing statements under the Uniform Commercial Code which cover property that is made available to or used by Borrower or any Subsidiary pursuant to the terms of an Operating Lease or Capital Lease;

         SECTION 7.03. FISCAL YEAR. Change its Fiscal Year to a period other than its Fiscal Year in effect on the Closing Date.

         SECTION 7.04. SALE OF ASSETS. Sell, lease, assign, transfer or otherwise dispose of any material part of its now owned or hereafter acquired assets, except: (1) the sale of inventory, equipment and fixtures disposed of in the ordinary course of business, (2) the sale or other disposition of assets no longer necessary or useful for the conduct of its business. For purposes of this Section, "material part" shall mean 5% or more of the lesser of the book value or the market value of the assets of Borrower at the time of such sale, lease, assignment, transfer or other disposition.

         SECTION 7.05. MERGERS, ETC. Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or acquire all or substantially all of the assets or the business of any Person (or enter into any agreement to do any of the foregoing); however, that the foregoing shall not prevent any consolidation or merger if after giving affect thereto:

                  (1) The book value of Borrower and its Subsidiaries does not increase due to all such mergers, consolidations or acquisitions by an aggregate amount in excess of $25,000,000 in any fiscal year of Borrower;

                  (2) The Borrower is the surviving entity; and

                  (3) No Event of Default or Default shall have occurred and be continuing.

         SECTION 7.06. CHANGE IN BUSINESS. Engage in any material respects in any business activity or operations which are substantially different from or unrelated to its present business activities or operations.

         SECTION 7.07. INVESTMENTS. In any fiscal year of Borrower make, or suffer to exist, any Investment except (1) Permitted Investments, (2) Investments in Subsidiaries, (3) Investments permitted under Sections 7.05, 7.09 and 7.10 and (4) Investments that are not Permitted Investments in an aggregate amount not exceeding $5,000,000 for each Fiscal Year of Borrower.

         SECTION 7.08. CONTINGENT LIABILITIES. Assume, guarantee, become liable as a surety, endorse, contingently agree to purchase, or otherwise be or become liable, directly or indirectly (including, but not limited to, by means of a maintenance agreement, an asset or stock purchase agreement, or any other agreement designed to ensure any creditor against loss), for or on account of the obligation of any Person, except (1) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of the Borrower's or any Subsidiary's business, (2) guarantees made from time to time by Borrower and its Subsidiaries in the ordinary course of their respective businesses; provided, however, that the aggregate amount of all indebtedness guaranteed under Subsection (2) shall not exceed $100,000,000 in the aggregate.

         SECTION 7.09. LOANS. Lend or advance money, credit, or property to any Person, except for (1) loans to Subsidiaries, (2) trade credit extended in the ordinary course of business, (3) loans made by Borrower to its members on open account maintained by such members with Borrower or made by Borrower to its members pursuant to its Affiliate Financing CoBank Participation Program; provided that the aggregate principal amount of all such loans outstanding at any time shall not exceed $150,000,000 and (4) loans made by Fin-Ag, Inc. to agricultural producers, provided that the aggregate principal amount of all such loans outstanding at any time shall not exceed $35,000,000.

         SECTION 7.10. TRANSACTION WITH AFFILIATES. Enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of any property, or the rendering of any service, with any Affiliate of Borrower or a Subsidiary except in the ordinary course of and pursuant to the reasonable requirements of Borrower and its Subsidiaries business and upon fair and reasonable terms which are not materially less favorable to Borrower than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of Borrower or a Subsidiary.

         SECTION 7.11. PATRONAGE REFUNDS, ETC. In any fiscal year (1) declare or pay any cash patronage refunds to patrons or members which in the aggregate exceed 20% of Borrower's consolidated net patronage income for the Fiscal Year of Borrower preceding the Fiscal Year in which such patronage refunds are to be paid or (2) directly or indirectly redeem or otherwise retire its equity or (3) make any cash distributions of any kind or character in respect of its equity unless (i) at the time of taking such action no Event of Default or Default exists hereunder and (ii) after giving effect thereto no Event of Default or Default would exist hereunder.


                        ARTICLE VIII. FINANCIAL COVENANTS

         So long as any of the Notes shall remain unpaid or any Individual Letter of Credit Obligation shall remain outstanding or any Bank shall have any Individual 364 Day Facility Commitment hereunder or any other amount is owing by Borrower to any Bank Party hereunder or under any other Loan Document:

         SECTION 8.01. CONSOLIDATED WORKING CAPITAL. Borrower and its Subsidiaries shall have at all times an excess of Current Assets over Current Liabilities on a consolidated basis of not less than One Hundred Million Dollars ($100,000,000).

         SECTION 8.02. CONSOLIDATED MEMBERS' AND PATRONS' EQUITY. Borrower and its Subsidiaries shall have at all times Consolidated Members' and Patrons' Equity in an amount not less than Two Hundred Seventy-Five Million Dollars ($275,000,000).

         SECTION 8.03. CONSOLIDATED FUNDED DEBT TO CONSOLIDATED MEMBERS' AND PATRONS' EQUITY. Borrower and its Subsidiaries shall not permit the ratio of Consolidated Funded Debt of Borrower and its Subsidiaries to Consolidated Members' and Patrons' Equity to exceed at any time .80 to 1.00.


                ARTICLE IX. EVENTS OF DEFAULT EVENTS OF DEFAULT

         SECTION 9.01. EVENTS OF DEFAULT. Any of the following events shall be an "Event of Default":

                  (1) PAYMENT DEFAULT. Failure by Borrower to make any payment required to be made hereunder or under any other Loan Document when due; or

                  (2) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made by Borrower herein or in any agreement, certificate or document related hereto or furnished in connection herewith, shall prove to have been false or misleading in any material respect on or as of the date made; or

                  (3) CERTAIN AFFIRMATIVE COVENANTS. Failure by Borrower to perform or comply with any covenant set forth in Sections 6.03 through 6.07, and 6.09 (other than Sections 6.09(5), (6), (9) and (10)) and
         6.10 hereof and such failure continues for 15 days after written notice thereof shall have been delivered to Borrower by any Bank; or

                  (4) OTHER COVENANTS AND AGREEMENTS. Borrower shall fail to perform or comply with any other covenant or agreement contained herein, including any covenant excluded in (3) above, provided, however, the provisions of this Subsection (4) notwithstanding, it shall be an Event of Default if Borrower shall fail to comply with the provisions of Sections 7.01 and/or 7.02 and such failure is in excess of $5,000,000 or if such failure is equal to or less than $5,000,000 and such failure is not cured within five (5) Banking Days after such failure is discovered by Borrower's Group Vice President, Finance; and provided further, the provisions of this Subsection (4) notwithstanding, it shall be an Event of Default if Borrower and its Subsidiaries shall fail to maintain compliance with the working capital requirements of Section 8.01, and such failure continues beyond the date financial statements are provided under Subsections 6.09(1) and
         (2); or

                  (5) CROSS-DEFAULT. Borrower shall, after any applicable grace period, breach or be in default under the terms of any other Loan Document or of any other agreement between Borrower and any Bank; or

                  (6) OTHER DEBT. Borrower or any Subsidiary shall: (a) fail to pay all or any portion of a Debt (other than the payment obligations described in (1) above) of Borrower or any Subsidiary when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) where the aggregate amount of all such Debt is equal to or in excess of Five Million Dollars ($5,000,000) except for the failure to pay such Debt where (i) such Debt constitutes trade obligations, and
         (ii) such failure to pay is subject to a Good Faith Contest; or (b) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt included in clause (a) above, when required to be performed or observed, and such failure shall not be waived and shall continue after the applicable grace period, if any, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or the lapse of time, or both, the maturity of such Debt; or any such Debt included in clause
         (a) above shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or voluntary prepayment), prior to the stated maturity thereof, unless such failure is subject to a Good Faith Contest; or

                  (7) LEASES. Borrower or any Subsidiary shall fail to pay or to perform any obligations of Five Million Dollars ($5,000,000) or more under or with respect to any material lease of goods (except to the extent that the existence of any such default is subject to a Good Faith Contest); or

                  (8) MATERIAL ADVERSE CHANGE. The Requisite Banks shall have determined that an event or circumstance constituting a Material Adverse Change has occurred; or

                  (9) ERISA. Any reportable event (as defined in ERISA) which constitutes grounds for the termination of any Plan, or for the appointment of a trustee to administer or liquidate any such Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to Borrower by any Bank; or any such Plan shall be terminated; or a trustee shall be appointed; or the PBGC shall institute proceedings to terminate any such Plan; or

                  (10) BANKRUPTCY, ETC. Borrower or any of its Subsidiaries: (a) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; (b) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; (c) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; (d) shall have had any such petition or application filed involuntarily against it; and with respect to proceedings for dissolution or liquidation in which an adjudication or appointment is made or order for relief is entered and continues unstayed for a period of sixty (60) days or more; or shall be the subject of any such proceeding under which its assets may be subject to seizure, forfeiture or divestiture; or (e) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property.

         SECTION 9.02. REMEDIES. If any Event of Default shall occur and be continuing, Administrative Agent shall, upon request of the Requisite Banks, by notice to Borrower (1) declare the Commitments to be terminated, whereupon the same shall forthwith terminate, (2) declare the outstanding Notes, all interest thereon, and all other amounts payable under this Agreement and any other Loan Document to be forthwith due and payable, whereupon the Notes, all such interest, and all such amounts due under this Agreement and under any other Loan Document shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower, (3) require Borrower to provide Cash Collateral to Administrative Agent for the benefit of the Banks that have issued a Letter of Credit that is outstanding in an amount up to the aggregate undrawn face amount of all outstanding Letters of Credit, (4) exercise any remedies provided in any of the Loan Documents, and/or (5) exercise any rights and remedies provided by Law, provided, however, that upon the occurrence of an Event of Default referred to in Section 9.01(10), the Commitment shall automatically terminate and the outstanding Notes, and any other amounts payable under this Agreement or any of the other Loan Documents, and all interest on any of the foregoing, shall be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower The parties hereto agree that all payments on Loans, unreimbursed obligations with respect to payments made under Letters of Credit after the occurrence of an Event of Default and the principal amount of all Letters of Credit that are outstanding and that have not been provided with Cash Collateral under (3) above will be applied ratably based upon the percentage which the aggregate amount of all Advances by such Bank then outstanding, unreimbursed obligations then outstanding to such Bank with respect to payments by such Bank under such Letters of Credit issued by such Bank and that have not been provided with Cash Collateral under (3) above bears to the aggregate amount of all Advances to the Banks then outstanding, unreimbursed obligations with respect to payments by Banks under Letters of Credit owed to all Banks and that have not been provided with Cash Collateral under (3) above. In addition, the parties hereto also agree that all Cash Collateral held on Letters of Credit that expire undrawn or on which the reimbursement obligation is paid will be applied to all the Loans as provided in the prior sentence.

         At any time after the principal of, and interest accrued on, any or all of the Notes are declared due and payable, the Supermajority Banks, by written notice to Borrower, may, in their sole and complete discretion, rescind and annul any such declaration and its consequences if (1) Borrower has paid all overdue interest on the Notes and the principal of any Notes which have become due otherwise than by reason of such declaration, and at a rate or rates per annum from time to time equal to the Default Rate(s), (2) all Events of Default and Defaults, other than nonpayment of amounts which have become due solely by reason of such declaration, have been cured or waived, and (3) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement; but no such rescission and annulment shall extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.


                       ARTICLE X. CHANGE IN CIRCUMSTANCES

         SECTION 10.01. ADDITIONAL COSTS. Borrower shall pay directly to each Bank within ten (10) days of a request for payment under this Section (which request shall be accompanied by a statement setting forth the basis for the request), such amounts as such Bank may determine to be necessary to compensate it for any increased costs which such Bank determines are attributable to its making or maintaining any LIBOR Advance, or its obligation to convert any Base Advance to a LIBOR Advance hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such LIBOR Advances or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

                  (1) changes the basis of taxation of any amounts payable to such Bank under this Agreement or the Notes in respect of any of such LIBOR Advances (other than changes in the rate of income tax imposed on such Bank or its Applicable Lending Office by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office);

                  (2) imposes or modifies or deems applicable any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit of the type specified herein or other assets of, or any deposits with or other liabilities of, such Bank (including any LIBOR Advances or any deposits referred to in the definition of "LIBOR Rate" in
         Section 1.01 hereof), or any Individual 364 Day Facility Commitment of a Bank; or

                  (3) imposes any other condition affecting this Agreement or the Notes (or any of such extensions of credit or liabilities).

         Without limiting the effect of the provisions of the first paragraph of this Section, in the event that, by reason of any Regulatory Change, any Bank either (1) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the LIBOR Rate is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes loans based on the LIBOR Rate or (2) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to Borrower (with a copy to Administrative Agent), the obligation of such Bank to make or continue, or to convert Base Advances into, LIBOR Advances, as the case may be, shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 10.04 hereof shall be applicable).

         Determinations and allocations by such Bank for purposes of this Section of the effect of any Regulatory Change pursuant to this Section, on its costs or rate of return of maintaining the Advances or on amounts receivable by it in respect of the Advances, and the amounts required to compensate such Bank under this Section, shall be conclusive absent manifest error. However, to the extent Additional Costs relate to a Bank's loans in general and not specifically to a Loan hereunder, such Bank shall use reasonable averaging and attribution methods. In addition, each Bank agrees that, as promptly as practical after it becomes aware of the occurrence of an event or the existence of a condition that would entitle it to exercise its rights under this Section, it will use commercially reasonable efforts to make, fund or maintain the affected Advance through another lending office of such Bank if (a) as a result thereof the additional money that would otherwise be required to be paid in respect of such Advance could be reduced and (b) the making, funding or maintaining of such Advance through such other lending office would not adversely affect such Advance or such Bank. Finally, if a Bank is to require Borrower to pay Additional Costs under this Section then such Bank must make a demand on Borrower to pay such Additional Costs within ninety (90) days of the later of
(1) the date on which such Additional Costs are actually incurred by such Bank, or (2) the date on which such Bank knows, or should have known, that such Additional Costs have been incurred by such Bank.

         SECTION 10.02. LIMITATION ON TYPES OF ADVANCES. Anything herein to the contrary notwithstanding, if, on or prior to the determination of the LIBOR Rate for any Interest Period:

                  (1) Administrative Agent determines (which determination shall be conclusive) that quotations of interest rates in the definition of "LIBOR Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided in this Agreement; or

                  (2) any Bank determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of "LIBOR Rate" in Section 1.01 hereof upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined do not adequately cover the cost to the Banks of making or maintaining such LIBOR Loans for such Interest Period;

then Administrative Agent shall give Borrower prompt notice thereof, and so long as such condition remains in effect, in the case of subsection (1) above, the Banks, and in the case of subsection (2) above, the Bank that makes the determination, shall be under no obligation to make LIBOR Loans, convert Base Loans into LIBOR Loans, or continue LIBOR Loans, and Borrower shall, on the last day(s) of the then current applicable Interest Period(s) for the outstanding LIBOR Loans, either prepay such LIBOR Loans or convert such LIBOR Loans into a Base Loan in accordance with Section 2.13.

         SECTION 10.03. ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Loans hereunder or convert Base Loans into LIBOR Loans, then such Bank shall promptly notify Administrative Agent and Borrower thereof and such Bank's obligation to make or continue, or to convert Base Loans into, LIBOR Loans shall be suspended until such time as such Bank may again make and maintain LIBOR Loans (in which case the provisions of Section 10.04 hereof shall be applicable).

         SECTION 10.04. TREATMENT OF AFFECTED LOANS. If the obligations of any Bank to make or continue LIBOR Loans, or to convert Base Loans into LIBOR Loans, are suspended pursuant to Section 10.02 or 10.03 hereof (all LIBOR Loans so affected being herein called "Affected Loans"), such Bank's Affected Loans shall be automatically converted into Base Loans on the last day(s) of the then current Interest Period(s) for the Affected Loans (or, in the case of a conversion required by Section 10.02 or 10.03, on such earlier date as such Bank may specify to Borrower).

         To the extent that such Bank's Affected Loans have been so converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Loans shall be applied instead to its Base Loans. All Loans which would otherwise be made or continued by such Bank as LIBOR Loans shall be made or continued instead as Base Loans, and all Base Loans of such Bank which would otherwise be converted into LIBOR Loans shall remain as Base Loans.

         SECTION 10.05. CERTAIN COMPENSATION. Borrower shall pay to each Bank on demand the amount specified below to compensate it for any loss, cost or expense which such Bank determines is attributable to:

                  (1) any payment or prepayment of a LIBOR Advance made to such Bank on a date other than the last day of an Interest Period for such Advance whether by reason of acceleration or otherwise;

                  (2) any failure by Borrower for any reason to borrow, convert or continue a LIBOR Loan to be made, converted or continued by such Bank on the date specified therefor in the relevant notice issued by Borrower (except for any default by any Bank Party); or

                  (3) any payment or prepayment, whether by reason of acceleration or otherwise, of a Bid Advance, or any failure by Borrower for any reason (after acceptance thereof) to borrow, on the date specified therefor for a Bid Advance.

         Such payment to such Bank shall be in an amount which would result in such Bank being made whole (on a present value basis) for the actual or imputed funding losses (including, without limitation, any loss, cost or expense incurred by reason of obtaining, liquidating or employing deposits or other funds acquired by such Bank to fund or maintain such LIBOR Advance or Bid Advance) incurred by such Bank as a result thereof. A determination of a Bank as to the amounts payable pursuant to this Section shall be conclusive absent manifest error.

         SECTION 10.06. CAPITAL ADEQUACY. If any Bank shall have determined that, after the date hereof, the adoption of any applicable Law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance of such Bank with, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, or compliance (taking into consideration its policies with respect to capital adequacy existing on the date of this Agreement) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to Administrative Agent), Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction. A certificate of any Bank claiming compensation under this Section, setting forth in reasonable detail the basis therefor, shall be conclusive in the absence of manifest error.

         However, to the extent capital costs relate to a Bank's loans in general and not specifically to a Loan hereunder, such Bank shall use reasonable averaging and attribution methods. In addition, each Bank agrees that, as promptly as practical after it becomes aware of the occurrence of an event or the existence of a condition that would entitle it to exercise its rights under this Section, it will use commercially reasonable efforts to make, fund or maintain the affected Advances through another lending office of such Bank if
(1) as a result thereof the additional money that would otherwise be required to be paid in respect of such Advances would be reduced, and (2) the making, funding or maintaining of such Advances through such other lending office would not adversely affect such Advances or such Bank. Finally, if a Bank is to require Borrower to make payments under this Section then Bank must make a demand on Borrower to make such payment within ninety (90) days of the later of
(1) the date on which such capital costs are actually incurred by such Bank, or
(2) the date on which such Bank knows, or should have known, that such capital costs have been incurred by such Bank.

         SECTION 10.07. RIGHT OF SUBSTITUTION. Borrower and the Banks agree that if (1) a Bank requests compensation pursuant to Section 10.01 or Section 10.06 or (2) Section 10.03 applies, Borrower shall have the right to substitute a bank to replace the Bank in question, provided, that, (1) all the terms and requirements of Section 12.04 are complied with, (2) Borrower compensates the Bank being removed for the losses, costs and expenses incurred by such Bank as a result of such substitution, which shall be limited to the costs and expenses of substituting the new bank as the issuer of all Letters of Credit issued by the Bank to be replaced, and payment to the replaced Bank of compensation in accordance with Section 10.05 as if all Loans transferred to the new bank by the replaced Bank were prepaid on the date of such assignment and the payment of the principal and interest owed to such replaced Bank.


                   ARTICLE XI. FACILITY AND SYNDICATION AGENTS

         SECTION 11.01. APPOINTMENT, POWERS AND IMMUNITIES OF FACILITY AGENTS. Each Bank hereby irrevocably appoints and authorizes each Facility Agent to act as its agent hereunder and under any other Loan Document with such powers as are specifically delegated to such Facility Agent by the terms of this Agreement and any other Loan Document, together with such other powers as are reasonably incidental thereto. Neither Facility Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and any other Loan Document, and shall not by reason of this Agreement be a trustee or fiduciary for any Bank Party. Neither Facility Agent shall be responsible to any Bank Party for any recitals, statements, representations or warranties made by Borrower or any Subsidiary or any officer or official of Borrower or any Subsidiary or any other Person contained in this Agreement or any other Loan Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or any other document or instrument referred to or provided for herein or therein, or for any failure by Borrower or any Subsidiary to perform any of its obligations hereunder or thereunder. Either Facility Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Facility Agent nor any of their respective directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. Borrower shall pay any fee agreed to by Borrower and such Facility Agent with respect to such Facility Agent's services hereunder.

         SECTION 11.02. RELIANCE BY FACILITY AGENTS. Each Facility Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, facsimile, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Facility Agent. Each Facility Agent may deem and treat each Bank as the holder of the Advances made by it and Letters of Credit issued by it for all purposes hereof unless and until a notice of the assignment or transfer thereof satisfactory to such Facility Agent signed by such Bank shall have been furnished to such Facility Agent, but neither Facility Agent shall be required to deal with any Person who has acquired a participation in any Loan or a Letter of Credit from a Bank. As to any matters not expressly provided for by this Agreement or any other Loan Document, each Facility Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Requisite Banks or Supermajority Banks, as the case may be, and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and both Facility Agents and any other holder of all or any portion of any Loan or the issuer of any Letter of Credit.

         SECTION 11.03. DEFAULTS. Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default unless Administrative Agent has received notice from a Bank or Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that Administrative Agent receives such a Notice of Default, Administrative Agent shall give prompt notice thereof to the Banks. Administrative Agent shall take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Requisite Banks or Supermajority Banks, as the case may be; provided that, unless and until Administrative Agent shall have received such directions, Administrative Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks; and provided further that Administrative Agent shall not be required to take any such action which it determines to be contrary to Law or this Agreement or any other Loan Documents.

         SECTION 11.04. RIGHTS OF FACILITY AGENTS AS BANKS. With respect to its Individual 364 Day Facility Commitment and the Advances and Letters of Credit provided by it, each Facility Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as a Facility Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include each Facility Agent in its capacity as a Bank. Both Facility Agents and their respective Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with Borrower or any of its Subsidiaries or any of their Affiliates as if it were not acting as a Facility Agent, and both Facility Agents may accept fees and other consideration from Borrower or any of its Subsidiaries for services in connection with this Agreement or otherwise without having to account for the same to any Bank.

         SECTION 11.05. INDEMNIFICATION OF FACILITY AGENTS. Each Bank agrees to indemnify each Facility Agent (to the extent not reimbursed under Section 12.03 or under the applicable provisions of any other Loan Document, but without limiting the obligations of Borrower under Section 12.03 or such provisions), for its proportionate share (based upon each Bank's Individual 364 Day Facility Commitment to the Total 364 Day Facility Commitment) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against either or both Facility Agents in any way relating to or arising out of this Agreement or any other Loan Document, or any other documents contemplated by or referred to herein or therein, or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which Borrower is obligated to pay under Section 12.03) or under the applicable provisions of any other Loan Document or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of such Facility Agent or its directors, officers, employees or agents.

         SECTION 11.06. NON-RELIANCE ON FACILITY AGENTS AND SYNDICATION AGENTS AND OTHER BANK SECTION 11.06. NON-RELIANCE ON FACILITY AGENTS AND SYNDICATION AGENTS AND OTHER BANK PARTIES. Each Bank agrees that it has, independently and without reliance on either Facility Agent, either Syndication Agent, any other Bank, Letter of Credit Bank, or any other Bank Party, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and its Subsidiaries and the decision to enter into this Agreement and the other Loan Documents and that it will, independently and without reliance upon either Facility Agent, either Syndication Agent, any other Bank, or any other Bank Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Loan Document. None of the Facility Agents or Syndication Agents shall be required to keep itself informed as to the performance or observance by Borrower or any of its Subsidiaries of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or to inspect the properties or books of Borrower or any Subsidiary (or any of their Affiliates). Neither Facility Agent shall be required to file this Agreement or any other Loan Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement or any other Loan Document or any document or instrument referred to herein or therein, to anyone. Each of the Banks acknowledges and agrees that the Syndication Agents only have the duties and responsibilities explicitly set forth in the Loan Documents.

         SECTION 11.07. FAILURE OF FACILITY AGENTS TO ACT. Except for action expressly required of the applicable Facility Agent hereunder, each Facility Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include Cash Collateral) of the indemnification obligations of the Banks under Section
11.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         SECTION 11.08. RESIGNATION OR REMOVAL OF FACILITY AGENTS. Subject to the appointment and acceptance of a successor Administrative Agent or Bid Agent, as the case may be, as provided below, either Facility Agent may resign at any time by giving written notice thereof to the Banks, Borrower, and the Syndication Agents, and either Facility Agent may be removed at any time with or without cause by a vote of at least 75% in number of the Banks and Bid Agent may be removed at any time with or without cause by Borrower; provided that Borrower and each other Bank Party shall be promptly notified thereof. Upon any such resignation or removal, the Requisite Banks shall have the right to appoint a successor Facility Agent which must be located in the United States of America. If no successor Facility Agent shall have been so appointed by the Requisite Banks and shall have accepted such appointment within thirty (30) days after the retiring Facility Agent's giving of notice of resignation or the Requisite Banks' or Borrower's removal of such retiring Facility Agent, then such retiring Facility Agent may, on behalf of the Banks, appoint a successor Facility Agent which must be located in the United States of America. The Requisite Banks or the retiring Facility Agent, as the case may be, shall upon the appointment of a successor Facility Agent promptly so notify Borrower and each other Bank Party. Upon the acceptance of any appointment as Administrative Agent or Bid Agent hereunder by a successor Administrative Agent or Bid Agent, as the case may be, such successor Administrative Agent or Bid Agent, as the case may be, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or Bid Agent, as the case may be, and the retiring Administrative Agent or Bid Agent, as the case may be, shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's or Bid Agent's, as the case may be, resignation or removal hereunder as Administrative Agent or Bid Agent, as the case may be, the provisions of this Article XI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent or Bid Agent, as the case may be.

         SECTION 11.09. AMENDMENTS CONCERNING AGENCY FUNCTION. Neither Facility Agent shall be bound by any waiver, amendment, supplement or modification of this Agreement or any other Loan Document which affects its duties hereunder or thereunder unless it shall have given its prior written consent thereto.

         SECTION 11.10. LIABILITY OF FACILITY AGENTS. Neither Facility Agent shall have any liabilities or responsibilities to Borrower or any Subsidiary or any of their Affiliates on account of the failure of any Bank to perform its obligations hereunder or to any Bank on account of the failure of Borrower or any Subsidiary or any of their Affiliates to perform their respective obligations hereunder or under any other Loan Document.

         SECTION 11.11. TRANSFER OF AGENCY FUNCTION. Without the consent of Borrower or any Bank Party, either Facility Agent may at any time or from time to time transfer its functions as Administrative Agent or Bid Agent, as the case may be, hereunder to any of its offices located in the United States of America, provided that such Facility Agent shall promptly notify Borrower and each Bank Party.

         SECTION 11.12. NOTICES TO ADMINISTRATIVE AGENT. On or prior to 2:30 p.m. (Central time) on each Banking Day each Bank, will notify Administrative Agent of each Letter of Credit issued by such Bank on such Day, and all payments on, reimbursements made to such Bank, or terminations of Letters of Credit on such Day.

         SECTION 11.13. REPORTS. Promptly upon receipt of any information provided to Administrative Agent under Section 6.09, Administrative Agent will provide such information to each of the Banks. Within fifteen (15) days of the end of each month Administrative Agent will send to Borrower and each Bank a report for the prior month indicating as of the end of such month all Credit Facility provided by such Bank.

         SECTION 11.14. WITHHOLDING TAXES. Each Bank represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to Administrative Agent and to Borrower such forms, certifications, statements and other documents as Administrative Agent or Borrower may request from time to time to evidence such Bank's exemption from the withholding of any tax imposed by any jurisdiction or to enable Administrative Agent or Borrower, as the case may be, to comply with any applicable Laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Bank is not created or organized under the Laws of the United States of America or any state thereof, such Bank will furnish to Administrative Agent and Borrower Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Bank, as evidence of such Bank's exemption from the withholding of United States tax with respect thereto. Notwithstanding anything herein to the contrary, Borrower shall not be obligated to make any payments hereunder to such Bank in respect of any Advance and reimbursements of Letters of Credit until such Bank shall have furnished to Administrative Agent and Borrower the requested form, certification, statement or document.

         SECTION 11.15. NON-RECEIPT OF FUNDS BY ADMINISTRATIVE AGENT. Unless Administrative Agent shall have received notice from a Bank prior to the date on which such Bank is to provide funds to Administrative Agent for an Advance to be made by such Bank that such Bank will not make available to Administrative Agent such funds, Administrative Agent may assume that such Bank has made such funds available to Administrative Agent on the date of such Advance in accordance with the terms of this Agreement and Administrative Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent such Bank shall not have made such funds available to Administrative Agent, such Bank agrees to repay Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three (3) Banking Days and thereafter at the Base Rate. If such Bank shall repay to Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Advance for purposes of this Agreement. If such Bank does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Borrower, and Borrower shall immediately pay such corresponding amount to Administrative Agent with the interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to Administrative Agent, at the rate of interest applicable at the time to such proposed Advance.

         Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to any Bank hereunder that Borrower will not make such payment in full, Administrative Agent may assume that Borrower has made such payment in full to Administrative Agent on such date and Administrative Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent Borrower shall not have so made such payment in full to Administrative Agent, each Bank shall repay to Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to Administrative Agent at the customary rate set by Administrative Agent for the correction of errors among banks for three (3) Banking Days and thereafter at the Base Rate.


                           ARTICLE XII. MISCELLANEOUS

         SECTION 12.01. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Facility Agents, the Syndication Agents and the Requisite Banks, and, in the case of the waiver provided for under the second paragraph of Section 9.02, the Supermajority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all Supermajority Banks, do any of the following: (1) increase the Commitment; (2) reduce the principal of, or interest on, the Notes or the Fees; (3) postpone the date fixed for the payment of principal of, or interest on, the Notes or such Fees or any other amount due hereunder or under any other Loan Document, or, except as specifically provided for under Section 9.02 with regard to a waiver by the Supermajority Banks, waive any default in the payment of principal, interest, reimbursement obligations, or any other amount due hereunder or under any other Loan Document; (4) change the definition of "Requisite Banks", (5) change the definition of "Supermajority Banks", or (6) amend this Section. No failure on the part of Administrative Agent or any Bank or any other Bank Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law. No Individual 364 Day Facility Commitment of a Bank may be increased or decreased without the written consent of such Bank.

         SECTION 12.02. USURY. Anything herein to the contrary notwithstanding, the obligations of Borrower under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of Law applicable to a Bank limiting rates of interest which may be charged or collected by such Bank.

         SECTION 12.03. EXPENSES; INDEMNIFICATION. Borrower agrees to reimburse each of the Facility Agents and the Syndication Agents, on demand for all costs, expenses, and charges (including, without limitation, all reasonable fees and charges of external legal counsel for either Syndication Agent) incurred by such Facility Agents and Syndication Agents, in connection with the preparation of the Loan Documents. Borrower agrees to reimburse Administrative Agent, Bid Agent and each of the Banks on demand for all costs, expenses, and charges (including, without limitation, all fees and charges of external legal counsel for Administrative Agent, Bid Agent and each Bank) incurred by Administrative Agent, Bid Agent or any Bank in connection with compliance with any of the Loan Documents, or enforcement of this Agreement, the Notes, the Letters of Credit, or any other Loan Document. In addition to the foregoing, Borrower agrees to reimburse Administrative Agent and Bid Agent on demand for all fees and charges of external legal counsel for Administrative Agent or Bid Agent, as the case may be, incurred in connection with the administration of this Agreement (including, without limitation, the preparation of any amendments hereto or to the other Loan Documents or any consents furnished hereunder or under the other Loan Documents, but excluding any costs incurred in connection with any participation or assignment by a Bank). Borrower agrees to and hereby does indemnify each Bank Party and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to this Agreement or any of the Loan Documents or to any actual or proposed use by Borrower of the proceeds of the Loans or use of the Letters of Credit or to any violation or alleged violation of any Environmental Law by Borrower or any Subsidiary, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or its directors, officers, employees or agents).

         Borrower, each of the Banks and Administrative Agent agree that the cost of each wire transfer to be made by each such Person pursuant to the terms of this Agreement will be borne by the Person making such transfer.

         The obligations of Borrower under this Section shall survive the repayment of the Loans, the reimbursement of all Letters of Credit, and payment of all amounts due under or in connection with any of the Loan Documents and the termination of the Commitments.

         SECTION 12.04. ASSIGNMENT; PARTICIPATION. This Agreement shall be binding upon, and shall inure to the benefit of, Borrower, Administrative Agent, Bid Agent, Syndication Agents and Banks and their respective successors and permitted assigns. Borrower may not assign or transfer its rights or obligations hereunder. With the consent of Borrower (which consent shall not be unreasonably withheld or delayed), any Bank may at any time grant to one or more banks or other financial institutions (each a "Participant") participating interests in its portion of the Loans, and its Letters of Credit; provided, however, that at all times the selling Bank must retain for its own account an amount of its Individual 364 Day Facility Commitment equal to or greater than its Minimum Hold. In no event shall a Participant constitute a Bank for purposes hereof. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to Borrower and Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and Borrower and the Facility Agents shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations hereunder. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder and under any other Loan Document including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document, provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in the proviso in Section 12.01 without the consent of the Participant.

         Any Bank may at any time assign to one or more banks or insurance companies, investment banks or other financial institutions (each an "Assignee") all, or a part (which are required to be proportional between the 364 Day Facility Commitment and the 364 Day Facility Loans (other than the Bid Loans) of its rights and obligations under this Agreement and its Notes, and such Assignee shall assume rights and obligations, pursuant to an Assignment and Assumption Agreement executed by such Assignee and such Bank, with and subject to the consent of each of the Syndication Agents and Borrower (which consent shall not be unreasonably withheld or delayed) provided, that, if the Assignee of any Bank is an Affiliate of such Bank, neither the consent of the Syndication Agents nor the consent of Borrower shall be required for such assignment; provided that, in each case, (1) the Commitments and Credit Facility assigned are equal to or greater than the Minimum Assignment, (2) during the period from the Closing Date to, but not including, October 31, 1997 and at all times thereafter that the assigning Bank is providing an Individual 364 Day Facility Commitment, the Commitments and Credit Facility retained by the assigning Bank are equal to or greater than its Minimum Hold, and (3) the assigning Bank or Assignee shall pay Administrative Agent a processing and recordation fee of Two Thousand Five Hundred Dollars ($2,500) for each assignment. The Bank making the assignment and the Assignee will make whatever arrangement they decide to with regard to the outstanding Letters of Credit of the Bank making the assignment. If the assigning Bank continues to be the issuer of any Letters of Credit then it shall remain a Bank under this Agreement with regard to such Letters of Credit. Upon execution and delivery of such instrument and payment by such Assignee to the Bank of an amount equal to the purchase price agreed between the Bank and such Assignee, such Assignee shall be a Bank Party to this Agreement and shall have all the rights and obligations of a Bank with respect to the Individual 364 Day Facility Commitment as set forth in such Assignment and Assumption Agreement, and the assigning Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this paragraph, a new Note or Notes shall be issued by Borrower. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 11.14.

         Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

         Borrower agrees to provide all assistance reasonably requested by a Bank to enable such Bank either to sell participations in or make assignments of its portion of the Loans and Letters of Credit as permitted by this Section.

         SECTION 12.05. NOTICES. Unless the party to be notified otherwise notifies each other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given to each of the Facility Agents and each of the Syndication Agents by telephone, confirmed by telex, facsimile, or other writing, and to the Banks and to Borrower by ordinary mail, facsimile or telex addressed to such party at its address on the signature page of this Agreement. Notices shall be effective: (1) if given by mail, upon receipt; and (2) if given by telex or facsimile, when the telex or facsimile is transmitted to the telex or facsimile number as aforesaid; provided that notices to each of the Facility Agents and the Banks shall be effective upon receipt.

         SECTION 12.06. SETOFF. Borrower agrees that, in addition to (and without limitation of) any right of setoff, bankers' lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of Borrower at any of such Bank's offices, in Dollars or in any other currency, against any amount payable by Borrower to such Bank under this Agreement or such Bank's Notes, or any other Loan Document which is not paid when due (regardless of whether such balances are then due to Borrower), in which case such Bank shall promptly notify Borrower and Administrative Agent thereof; provided that such Bank's failure to give such notice shall not affect the validity thereof. Each Bank agrees that to the extent any such payment is received by it as the result of a set-off or otherwise and such payment results in such Bank receiving a greater payment than it would have been entitled to, had the total amount of such payment been paid to each of the Banks, then such Bank shall immediately purchase for cash from the other Banks participations sufficient in amount so that such payment shall effectively be shared pro rata with the other Banks in accordance with the amount, and to the extent, of their respective interests in all the Loans and Letters of Credit, provided, however, that if all or any portion of such payment is thereafter recovered from such Bank at any time, the purchase shall be rescinded and the purchase price returned to the extent of such recovery, but without interest or other return thereon.

         SECTION 12.07. JURISDICTION; IMMUNITIES. Borrower hereby irrevocably submits to the jurisdiction of any Minnesota State or United States Federal court sitting in Minneapolis, MN over any action or proceeding arising out of or relating to this Agreement, the Notes, the Letters of Credit, or any other Loan Document, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Minnesota State or Federal court. Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Borrower at its address specified in Section 12.05. Borrower agrees, to the extent permitted by law, that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Borrower further waives any objection to venue in such State and any objection to an action or proceeding in such State on the basis of forum non convenience. Borrower agrees that any action or proceeding brought against any Bank Party shall be brought only in Minnesota State or United States Federal court sitting in Minneapolis, Minnesota.

         Nothing in this Section shall affect the right of any Bank Party to serve legal process in any other manner permitted by Law or affect the right of any Bank Party to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction.

         To the extent that Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Borrower hereby irrevocably waives, to the extent permitted by law, such immunity in respect of its obligations under this Agreement, the Notes, the Letters or Credit, and any other Loan Document.

         SECTION 12.08. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive Laws (other than conflict of laws) of the State of Minnesota applicable to agreements made and to be performed entirely within such State.

         SECTION 12.09. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto.

         SECTION 12.10. EXHIBITS AND SCHEDULES. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

         SECTION 12.11. TABLE OF CONTENTS; HEADINGS. The headings in the Table of Contents and in this Agreement are for reference only, and shall not affect the interpretation or construction of this Agreement.

         SECTION 12.12. SEVERABILITY. If any word, phrase, sentence, paragraph, provision or section of this Agreement shall be held, declared, pronounced or rendered invalid, void, unenforceable or inoperative for any reason by any court of competent jurisdiction, Governmental Authority, statute or otherwise, such holding, declaration, pronouncement or rendering shall not adversely affect any other word, phrase, sentence, paragraph, provision or section of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms.

         SECTION 12.13. INTEGRATION. The Loan Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and, except with regard to the Fee Letters, supersede any prior oral or written statements or agreements with respect to such transactions.

         SECTION 12.14. RENEWAL OF 364 DAY FACILITIES. On or before July 31, 1997 and July 31, 1998 (or the next preceding Banking Day if such dates(s) is not a Banking Day), the Syndication Agents and Borrower will mutually agree to and the Syndication Agents will advise each of the Banks of the Applicable Margin and the applicable interest spread related to Base Advances that will apply to the 364 Day Facility Loans if the 364 Day Facility is extended for an additional 364 Days after its then effective 364 Day Facility Maturity Date. On or before each such date, Borrower shall have the right to cancel the Commitment effective on the 364 Day Facility Maturity Date by giving written notice thereof to the Administrative Agent. Each Bank may determine, in its sole discretion, whether to agree to such renewal and shall give notice to Administrative Agent (which shall promptly send a copy of such notice to Borrower) on or before September 15, 1997 or September 15, 1998, respectively, of such determination, provided, that, the failure of a Bank to give such notice of determination shall be deemed to be a rejection of such extension by such Bank. If Banks providing one hundred percent (100%) of the Commitment approve of such renewal, then the 364 Day Facility Maturity Date will be extended for an additional 364 days as of the then effective 364 Day Facility Maturity Date. If Banks providing between (but not including) seventy-five percent (75%) and one hundred percent (100%) of the Commitment approve of such renewal, then the 364 Day Facility Maturity Date will be extended for an additional 364 days as of the then effective 364 Day Facility Maturity Date but the Commitment during such period will be reduced to an amount equal to the total of (1) the aggregate of all Individual 364 Day Facility Commitments of the Banks renewing such Commitments plus (2) the aggregate of all Individual 364 Day Facility Commitments assigned from a non-renewing Bank to an Assignee in accordance with Section 12.04 that agrees to such extension of the 364 Day Facility Maturity Date, plus (3) the aggregate of all Individual 364 Day Facility Commitments to be provided by other banks or financial institutions that become effective as of the requested renewal date for such Facility. A Bank that does not approve of such renewal will not have an Individual 364 Day Facility Commitment as of the date of renewal of the 364 Day Facility. In the event less than 100% of the Commitment is renewed pursuant to this Section, then the Syndication Agents will utilize their best efforts to obtain replacement commitments prior to the effective date of the renewal. If Banks providing seventy-five percent (75%) or less of the Commitment approve of such renewal, then the 364 Day Facility will terminate on its scheduled 364 Day Facility Maturity Date.

         SECTION 12.15. CONSENTS AND TERMINATIONS. Each Bank that is a party to this Agreement hereby consents, to the extent required under any agreement between the Bank and Borrower, to Borrower entering into this Agreement and obtaining the Credit Facility provided under this Agreement. Borrower and each Bank that is a party to the Existing Credit Agreement acknowledge that the Existing Credit Agreement expired on October 26, 1996.

         SECTION 12.16. CONFIDENTIALITY. Each Bank Party shall maintain the confidential nature of, and shall not use or disclose, any of Borrower's financial information, confidential information or trade secrets without first obtaining Borrower's written consent. Nothing in this Section shall require any Bank Party to obtain the consent after there is an Event of Default. The obligations of the Bank Parties shall in no event apply to: (1) providing information about Borrower to any financial institution contemplated in Section
12.04 or to such Bank Party's parent holding company or any of such Bank Party's Affiliates; (2) any situation in which any Bank Party is required by Law or required by any Governmental Authority to disclose information; (3) providing information to counsel to any Bank Party in connection with the transactions contemplated by the Loan Documents; (4) providing information to independent auditors retained by the Banks; (5) any information that is in or becomes part of the public domain otherwise than through a wrongful act of such Bank Party or any of its employees or agents thereof; (6) any information that is in the possession of any Bank Party prior to receipt thereof from Borrower or any other Person known to such Bank Party to be acting on behalf of Borrower; (7) any information that is independently developed by any Bank Party; and (8) any information that is disclosed to any Bank Party by a third party that has no obligation of confidentiality with respect to the information disclosed. A Bank's confidentiality requirements continue after it is no longer a Bank under this Agreement.

         SECTION 12.17. AGREEMENT IN WRITING.

         ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITORS) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

         THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS BETWEEN HARVEST STATES COOPERATIVES AND THE BANKS AND SYNDICATION AGENTS LISTED BELOW, IS THE FINAL EXPRESSION OF THE AGREEMENT BETWEEN SUCH PARTIES. THE LOAN DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS ORAL CREDIT AGREEMENTS OR PRIOR WRITTEN CREDIT AGREEMENTS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF. ANY ADDITIONAL TERMS OF THE LOAN DOCUMENTS BETWEEN SUCH PARTIES ARE SET FORTH BELOW.

         THERE ARE NO SUCH ORAL AGREEMENTS BETWEEN SUCH PARTIES.

         SECTION 12.18. JURY TRIAL WAIVER. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                      HARVEST STATES COOPERATIVES


                                      By: /s/ T.F. Baker

                                      Name:  T.F. Baker
                                      Title: Group Vice President - Finance

                                      Address for Notices:

                                      1667 North Snelling Avenue
                                      St. Paul, MN 55108
                                      Attn:  T.F. Baker

                                      Telephone No.: (612) 641-3736
                                      Telecopy No.:   (612) 641-3743



                                      CoBANK, ACB,
                                      as Syndication Agent, Administrative
                                      Agent, Bid Agent and Bank
Commitments:
 364-Day Facility
  Commitment: $277,000,000

                                      By: /s/ J. Daniel Malan
                                          Name:  J. Daniel Malan
                                          Title: Vice President

                                      Applicable Lending Office for Base and
                                      LIBOR Advances:

                                      1415 Olive Street
                                      St. Louis, Missouri 63103

                                      Address for Notices:

                                      1415 Olive Street
                                      St. Louis, Missouri 63103

                                      Attention: J. Daniel Malan

                                      Telephone No.: (314) 342-3272
                                      Telecopy No.: (314) 342-3348
                                      Telex No.: 3720469
                                      Answerback: COBANK

                                      Bank's National Office:
                                      5500 S. Quebec Street
                                      Englewood, Colorado 80111

                                      Payment Instructions:
                                      Bank Name: CoBank, ACB
                                      ABA No. 3070-8875-4
                                      Account Name: CoBank, ACB
                                      Account No.:  Harvest States SYND
                                      Reference: Acct. #: 22274433



                                      ST. PAUL BANK FOR COOPERATIVES,
                                      as Syndication Agent, and Bank
Commitments:
 364-Day Facility
  Commitment: $123,000,000

                                      By: /s/ Jeff Swanhorst
                                          Name:  Jeff Swanhorst
                                          Title: Associate Vice President

                                      Applicable Lending Office for Base and
                                      LIBOR Advances:

                                      375 Jackson Street
                                      St. Paul, MN 55101-1849

                                      Address for Notices:

                                      375 Jackson Street
                                      St. Paul, MN 55101-1849

                                      Attention: Jeff Swanhorst

                                      Telephone No.: (612) 282-8205
                                      Telecopy No.: (612) 282-8201
                                      Telex No.: ________________
                                      Answerback: _____________

                                      Bank's Office:
                                      375 Jackson Street
                                      St. Paul, MN 55101-1849

                                      Payment Instructions:
                                      Bank Name: St. Paul Bank
                                      ABA No. 296090471
                                      Account Name: ST BK COOPS
                                      Account No.: 271929
                                      Reference: Acct. #:  Harvest States



                                      BANQUE NATIONALE DE PARIS,
                                      as Bank
Commitments:                          By: /s/ Arnaud Collin Du Bolage
 364-Day Facility                     Title: EVP and General Manager
  Commitment: $20,000,000

                                      By: _____________________________________
                                          Name:  Michelle A. Tolliver
                                          Title: Vice President

                                      By: _____________________________________
                                          Name:  Cathleen Schaede
                                          Title: Assistant Vice President

                                      Applicable Lending Office for Base and
                                      LIBOR Advances:

                                      209 S. LaSalle Street, Fifth Floor
                                      Chicago, IL 60604

                                      Address for Notices:

                                      209 S. LaSalle Street, Fifth Floor
                                      Chicago, IL 60604
                                      Attention:  Michelle A. Tolliver
                                      Attention: Cathleen Schaede

                                      Telephone No.:  (312) 977-2242
                                        (Michelle Tolliver)
                                      Telephone No.:  (312) 977-1384
                                        (Cathleen Schaede)
                                      Telecopy No.: (312) 977-1380
                                      Telex No.: 82995
                                      Answerback: BNPCH

                                      Bank's Office:
                                      209 S. LaSalle Street, Fifth Floor
                                      Chicago, IL 60604

                                      Payment Instructions:
                                      Bank Name:  Banque Nationale de Paris -
                                        New York
                                      ABA No. 026007689
                                      Account Name: Banque Nationale de Paris -
                                        Chicago
                                      Account No.: 14119400189
                                      Reference: Acct. #: HARVEST STATES



                                      BOATMEN'S NATIONAL BANK,
                                      as Bank
Commitments:
 364-Day Facility
  Commitment: $15,000,000

                                      By: /s/ Ellen M. Isch
                                          Name:  Ellen M. Isch
                                          Title: Vice President

                                      Applicable Lending Office for Base and
                                      LIBOR Advances:

                                      14 W. 10th Street
                                      Kansas City, MO 64183

                                      Address for Notices:

                                      14 W. 10th Street
                                      Kansas City, MO 64183

                                      Attention: Ellen M. Isch

                                      Telephone No.: (816) 691-7748
                                      Telecopy No.: (816) 691-7426
                                      Telex No.: ________________
                                      Answerback: _____________

                                      Bank's Office:
                                      10th and Baltimore
                                      Kansas City, MO 64183

                                      Payment Instructions:
                                      Bank Name: Boatmen's Natl Bk
                                      ABA No. 101 000 035
                                      Account Name: Comml Loan Ops
                                      Account No.: 112180-1000
                                      Reference: Acct. #:  Harvest States



                                      CAISSE NATIONALE DE CREDIT AGRICOLE,
                                      as Bank
Commitments:
 364-Day Facility
  Commitment: $20,000,000

                                      By: /s/ W. Leroy Startz
                                          Name:  W. Leroy Startz
                                          Title: First Vice President

                                      Applicable Lending Office for Base and
                                      LIBOR Advances:

                                      55 East Monroe Street
                                      Chicago, IL 60630-5702

                                      Address for Notices:

                                      55 East Monroe Street
                                      Chicago, IL 60630-5702

                                      Attention: Leroy Startz

                                      Telephone No.: (312) 917-7455
                                      Telecopy No.: (312) 372-3455
                                      Telex No.: ________________
                                      Answerback: _____________

                                      Bank's Office:
                                      55 East Monroe Street
                                      Chicago, IL 60630-5702

                                      Payment Instructions:
                                      Bank Name: Morgan Guaranty Tr. Co., NY
                                      ABA No. 021 000 238
                                      Account Name: CNCA Chicago Branch
                                      Account No.: 630 00 205
                                      Reference: Acct. #:   Harvest States



                                      COOPERATIEVE CENTRALE
                                      RAIFFEISEN-BOERENLEENBANK B.A.
                                      "RABOBANK NEDERLAND", NEW YORK BRANCH,
                                      as Bank
Commitments:
 364-Day Facility
  Commitment: $20,000,000

                                      By: /s/ Ot Quast
                                          Name:  Ot Quast
                                          Title: Vice President

                                      By: /s/ Barbara A. Hyland
                                      Name:   Barbara A. Hyland
                                      Title: Senior Vice President

                                      Applicable Lending Office for Base and
                                      LIBOR Advances:

                                      245 Park Avenue
                                      New York, NY 10167

                                      Address for Notices:

                                      245 Park Avenue
                                      New York, NY 10167

                                      Attention: Nancy J. O'Connor

                                      Telephone No.: (212) 916-7843
                                      Telecopy No.: (212) 916-3731
                                      Telex No.: 424337
                                      Answerback: RABONY

                                      Bank's Office:
                                      245 Park Avenue
                                      New York, NY 10167

                                      Payment Instructions:
                                      Bank Name: BANK OF NEW YORK
                                      ABA No. 021000018
                                      Account Name:  RABOBANK NEDERLAND
                                      Account No.: 802-6002-533
                                      Reference: Acct. #: Harvest States



                                      DG BANK DEUTSCHE GENOSSENSCHAFTSBANK,
                                      as Bank
Commitments:
 364-Day Facility
  Commitment: $15,000,000

                                      By: /s/ John L. Dean
                                      Name:  John L. Dean
                                      Title: Senior Vice President

                                      By:  /s/ Karen A. Brinkman
                                      Name:  Karen A. Brinkman
                                      Title: Vice President


                                      Applicable Lending Office for Base and
                                      LIBOR Advances:

                                      609 Fifth Avenue
                                      New York, NY 10017-1021

                                      Address for Notices:

                                      609 Fifth Avenue
                                      New York, NY 10017-1021

                                      Attention: John L. Dean

                                      Telephone No.: (212) 745-1400
                                      Telecopy No.: (212) 745-1556
                                      Telex No.: ________________
                                      Answerback: _____________

                                      Bank's Office:
                                      609 Fifth Avenue
                                      New York, NY 10017-1556

                                      Payment Instructions:
                                      Bank Name:  DG BANK Deutsche
                                      Genossenschaftsbank
                                      ABA No. 845
                                      Account Name: DG BANK
                                      Account No.:  N/A
                                      Reference: Acct. #:  Harvest States



                                      FIRST BANK NATIONAL ASSOCIATION,
                                      as Bank
Commitments:
 364-Day Facility
  Commitment: $20,000,000

                                      By: /s/ David Kopolow
                                          Name:  David Kopolow
                                          Title: Vice President

                                      Applicable Lending Office for Base and
                                      LIBOR Advances:

                                      601 Second Avenue South
                                      Minneapolis, MN 55402-4302

                                      Address for Notices:

                                      601 Second Avenue South
                                      Minneapolis, MN 55402-4302

                                      Attention: David Kopolow

                                      Telephone No.: (612) 973-0516
                                      Telecopy No.: (612) 973-0824
                                      Telex No.: ________________
                                      Answerback: _____________

                                      Bank's Office:
                                      601 Second Avenue South
                                      Minneapolis, MN 55402-4302

                                      Payment Instructions:
                                      Bank Name:  First Bank National
                                      Association
                                      ABA No. 091 0000 22
                                      Account Name:  Commercial Loan Operations
                                      Account No.: 30000472160600
                                      Reference: Acct. #: Harvest States
                                      3597573000



                                      HARRIS TRUST AND SAVINGS BANK
                                      as Bank
Commitments:
 364-Day Facility
  Commitment: $25,000,000

                                      By: _____________________________________
                                          Name:
                                          Title:

                                      By: /s/ H. Glen Clarke
                                          Name:  H. Glen Clarke
                                          Title: Vice President

                                      Applicable Lending Office for Base and
                                      LIBOR Advances:

                                      111 West Monroe
                                      Chicago, IL 60690

                                      Address for Notices:

                                      111 West Monroe
                                      Chicago, IL 60690

                                      Attention: Patrick S. Thornton
                                      Attention: Brian Moeller

                                      Telephone No.:  (312) 461-2329
                                      (Patrick Thornton)
                                      Telephone No.:  (312) 461-2121
                                      (Brian Moeller)
                                      Telecopy No.: (312) 765-8095
                                      Telex No.: ________________
                                      Answerback: _____________

                                      Bank's Office:
                                      111 West Monroe
                                      Chicago, IL 60690

                                      Payment Instructions:
                                      Bank Name:  Harris Trust and Savings Bank
                                      ABA No. 071000288
                                      Account Name:  Credit Services
                                      Operations Division
                                      Account No.:  109-215-4
                                      Reference: Acct. #: Harvest States
                                      Cooperatives



                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Bank
Commitments:
 364-Day Facility
  Commitment: $15,000,000

                                      By: /s/ Mary D. Falck
                                          Name:  Mary D. Falck
                                          Title: Vice President

                                      Applicable Lending Office for Base and
                                      LIBOR Advances:

                                      Sixth and Marquette
                                      Minneapolis, MN 55479-0085

                                      Address for Notices:

                                      Sixth and Marquette
                                      Minneapolis, MN 55479-0085

                                      Attention: Mary D. Falck

                                      Telephone No.: (612) 667-9674
                                      Telecopy No.: (612) 667-4145
                                      Telex No.: ________________
                                      Answerback: _____________

                                      Bank's Office:
                                      Sixth and Marquette
                                      Minneapolis, MN 55479-0085

                                      Payment Instructions:
                                      Bank Name:  Norwest Bank Minnesota, N.A.
                                      ABA No. 091000019
                                      Account Name:  Commercial Loan
                                      Clearing Acct
                                      Account No.: 840-165
                                      Reference: Acct. #:  Harvest States
                                      Cooperatives